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                                                                    EXHIBIT 99.1



                          UNITED STATES DISTRICT COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION


In re: SERVICE CORPORATION INTERNATIONAL               Civil Action No. H-99-280

                                                            JURY DEMANDED
                                                            -------------

                      CONSOLIDATED CLASS ACTION COMPLAINT

         Plaintiffs sue individually and on behalf of all those similarly situated. Their allegations are upon personal knowledge as to their own acts. Other matters are alleged based upon the investigation conducted by counsel as detailed below.

         This class action against Service Corporation International ("SCI" or the "Company") and certain of its present and former officers and directors is prosecuted on behalf of all members of the class certified by the Court on August 25, 1999 (the "Class") who were damaged by defendants' violations of the federal securities laws.

                             JURISDICTION AND VENUE

         1. This action arises under Sections 11,12(a)(2) and 15 of the Securities Act of 1933 (the "Securities Act"), 15 U.S.C. Sections 77(k), 77(l)(2) and 77(o); Sections 10(b), 20(a) and 20A of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. Sections 78j(b), 78t(a) and 78t-1, and the rules and regulations promulgated thereunder, including Securities and Exchange Commission ("SEC") Rule 10b-5, 17 C.F.R. 240.10b-5.

         2. Jurisdiction exists under 15 U.S.C. Section 77v, 15 U.S.C. Section 78aa; and 28 U.S.C. Section 1331.


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         3. Venue is proper in this district under 28 U.S.C. Sections 1391 (b)
and (c) as acts, transactions and wrongful conduct alleged herein, including the dissemination to the investing public of the materially false and misleading statements at issue, occurred in substantial part in this District. In addition, the principal offices of SCI are located in this District.

         4. Defendants, directly or indirectly, used the mails and instrumentalities of interstate commerce in connection with the acts and conduct alleged in the Complaint.

                                   THE PARTIES

         5. Rujira Srisythep, Carl Helwig, and Allan Lisse were appointed as Lead Plaintiffs by this Court's order dated June, 9, 1999. On August 25, 1999, the Court certified them as Class representatives. Each Lead Plaintiff purchased SCI common stock during the Class Period (July 17, 1998 through January 26,
1999) and was damaged thereby.

         6. Defendant SCI is a corporation organized and existing under the laws of the State of Texas. Its principal executive offices are at 1929 Allen Parkway, Houston, Texas. SCI purports to be the world's largest provider of death care services. At December 31, 1998, SCI operated 3,442 funeral service locations, 433 cemeteries, and 191 crematoria located in 20 countries on five continents.

         7. At all relevant times, defendant R.L. Waltrip ("Waltrip") was SCI's Chairman of the Board and Chief Executive Officer. Waltrip signed the materially false and misleading Amendment No. 1 to Form S-4 Registration Statement containing a Proxy Statement/Prospectus, filed with the SEC on or about November 19, 1998 (the "Registration Statement/Prospectus"). The Registration Statement/Prospectus was declared effective on November 20, 1998. Waltrip


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also made numerous materially false and misleading statements to the public via media reports and press releases issued by the Company during the Class Period as alleged herein.

         8. At all relevant times, defendant George R. Champagne ("Champagne") was SCI's Senior Vice President and Chief Financial Officer. Champagne signed the materially false and misleading: (i) Form 10-Q Quarterly Report Pursuant to
Section 13 or 15(D) of the Securities Exchange Act of 1934 for the Quarterly Period Ended June 10, 1998, filed with the SEC on August 14, 1998 (the "1998 Q2 10-Q"); (ii) Form 10-Q Quarterly Report pursuant to Section 13 or 15 (D) of the Securities Exchange Act of 1934 for the Quarterly Period Ended September 30, 1998, filed with the SEC on November 16, 1998 (the "1998 Q3 10-Q"); and Registration Statement/Prospectus. Champagne also made numerous materially false and misleading statements to the public via media reports and press releases issued by the Company during the Class Period as alleged herein.

         9. At all relevant times, defendant L. William Heiligbrodt ("Heiligbrodt") was SCI's President and Chief Operating Officer. Heiligbrodt signed the materially false and misleading Registration Statement/Prospectus. Heiligbrodt also made numerous materially false and misleading statements to the public via media reports and press releases issued by the Company during the Class Period as alleged herein. Heiligbrodt left the employment of the Company shorty after the disclosure of the adverse information alleged herein.

         10. Defendants Waltrip, Champagne and Helligbrodt are sometimes collectively referred to as the "Individual Defendants."

         11. The Individual Defendants, by reason of their stock ownership, management positions, and/or membership on the Company's Board of Directors and committees thereof, had


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control over the operations of the Company and had the power and/or ability to control each of the wrongful acts and practices complained of herein. The Individual Defendants exercised such power and control to commit the wrongful acts complained of herein, including making materially false and misleading statements and material omissions in statements to the media, the Company's press releases, quarterly SEC filings, and the Registration Statement/Prospectus. The Individual Defendants were, "control persons" of SCI within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act.

         12. As a result of their positions with SCI, the Individual Defendants had access to undisclosed adverse information throughout the Class Period about SCI's multi-million dollar backlog of unprofitable preneed funeral business and the impact this backlog had, and would continue to have, on SCI's profitability. They had access to such information through: (a) internal corporate documents;
(b) corporate profit/loss information conveyed directly to corporate headquarters from each of the Company's domestic funeral homes on a next-day basis, via, the Company's proprietary "Falcon" computer system; (c) conversations and communications with other corporate officers and employees;
(d) attendance at management and/or meetings of the Board and committees thereof; and (e) daily, weekly and monthly reports such as SCI's "Call In Reports" which provided them with profit and loss information on each of SCI's domestic funeral homes, and other information provided in connection therewith.

         13. It is appropriate to treat the Individual Defendants as a group for pleading purposes and to presume that the materially false, misleading and incomplete information conveyed in the company's public filings, press releases and other publications as alleged herein are the collective actions of the Individual Defendants identified above.


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          14. The Individual Defendants made and were involved in drafting, reviewing and/or disseminating the materially false and misleading statements and information alleged herein. Each of the Individual Defendants was provided with copies of the documents alleged herein to be misleading prior to their issuance and or had the ability and/or opportunity to prevent their issuance or cause them to be corrected. Accordingly, each of the Individual Defendants is responsible for the accuracy of the public reports, press releases, and statements detailed herein and is therefore primarily liable for the materially false representations and omissions contained therein.

          15. As officers and/or directors and controlling persons of a public company whose securities were registered with the SEC and governed by the federal securities laws, the Individual Defendants each had a duty to disseminate promptly accurate and truthful information with respect to the Company's business, operations, financial condition, management, earnings, and present and future business prospects, and to correct any previously issued statements that had become materially false and misleading so that the market price of the Company's publicly traded securities would be based upon truthful, accurate and complete information. The Individual Defendants' material misrepresentations and omissions, and failures to correct, during the Class Period violated these specific requirements and obligations as alleged below.

                             SUBSTANTIVE ALLEGATIONS

SCI'S FUNERAL HOME CONSOLIDATOR BUSINESS MODEL

          16. Throughout the 1990s, thousands of locally-owned family operated independent funeral homes have been acquired by major corporations known in the funeral industry as "funeral home consolidators." The three largest publicly traded funeral home consolidators are SCI,


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Loewen Group Inc. ("Loewen"), and Metarie, Louisiana-based Stewart Enterprises
Inc. ("Stewart").

         17. All funeral home consolidators employ a relatively standard business model. SCI's model consists of acquiring several independently owned and locally managed funeral homes in one geographic area and then sharing labor and equipment among this "cluster" to cut costs. As reported in SCI's Form 10-K for the fiscal year ended December 31, 1998, filed with the SEC on March 31, 1999 (the "SCI 1998 Form 10-K"):

         the majority of the Company's funeral service locations and cemeteries are managed in groups called clusters. Clusters are established primarily in metropolitan areas to take advantage of operational efficiencies, including the sharing of [operating expenses such as] service personnel, vehicles, preparation services, clerical staff and certain building facility costs.

         18. Once SCI acquires a funeral home, the public often is unaware of any change in ownership. By SCI's own design, the original family owners and employees usually remain and continue to operate the SCI-acquired funeral home under the original family name. This semblance of continuity is essential to SCI retaining the goodwill and future business of a client base largely loyal to the funeral homes' original family owners.

SCI ACQUIRES THOUSANDS OF INDEPENDENT FUNERAL HOMES

         19. According to SCI's 1998 Form 10-K, "[SCI] is the largest provider of death care services in the world. At December 31, 1998, the Company operated 3,442 funeral service locations, 433 cemeteries and 191 crematoria located in 20 countries on five continents." However, SCI was not always this large.


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          20. SCI's funeral empire is a creature of an acquisition campaign SCI has waged since the early 1990s. The following table illustrates the annual growth in the number of funeral homes owned by SCI throughout the 1990s:


                                      NUMBER OF FUNERAL HOMES
            YEAR                             ACQUIRED

            1990                                 45
            1991                                164
            1992                                 54
            1993                                124
            1994                                674
            1995                              1,263
            1996                                210
            1997                                294
            1998                                308
            Total                              2,873

         21. In acquiring a funeral home, SCI typically acquires all assets and assumes all liabilities of the acquired funeral home while paying the funeral home owner in cash, SCI securities, or some combination thereof.

PRE-NEED FUNERAL SERVICES

         22. The assets purchased by SCI in a typical funeral home acquisition transaction included "preneed" or "guaranteed price" funeral contracts entered into by the independent funeral homes during the years those homes were independently operated. Preneed funeral contracts generally govern an arrangement where individuals purchase their funeral arrangements prior to their death, and funeral homes agree to perform the funeral service in the future for


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payment of a fixed sum that is paid at the time the contract is entered into, or over time pursuant to an installment payment schedule. The contractual obligation to perform these guaranteed price funerals in the future was typically reflected as a liability on the books of the independent funeral homes prior to their acquisition by SCI. Once acquired SCI assumed this future liability.

         23. In connection with each acquisition, SCI also acquired the mortuary trust assets that eventually are used to pay for the preneed funerals. At the time the preneed funeral contracts were sold to prospective clients, the independent funeral homes typically established mortuary trusts, funded with payments from the prospective clients. The total funds, or trust principal, generally were less than the then-current cost of providing the funeral service because preneed funeral services were often sold at a discount. The trust principal was routinely invested in a certificate of deposit issued by a bank and redeemable only upon the death of the prospective client. To the extent that the principal and income generated by the trust equals or exceeds the ultimate cost of performing the funeral service, the funeral home will either break-even or realize a profit. If, on the other hand, the mortuary trust assets do not grow to equal or exceed the future cost of performing the service, then the funeral service will be performed at the contractually agreed upon price, resulting in a loss for the funeral home performing the service.

         24. The practice of selling preneed funeral contracts began to gain increasing acceptance in the late 1980s. At this time and throughout the 1990s, the vast majority of the nation's funeral homes were independently owned and operated and lacked the financial sophistication to perform any meaningful analysis aimed at determining whether the assets invested in the mortuary trusts would generate a real rate of return in excess of the amount necessary to cover future increases in the cost of providing a price guaranteed funeral service. As a result, the


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funds invested in these mortuary trusts were often not actively managed - if they were managed at all - and the answer to whether such funds would grow sufficiently to equal or exceed the cost of providing a price guaranteed funeral service at some future date was left to happenstance. Industry sources have confirmed that the financial management of these mortuary trust assets often consisted of little more than opening a certificate of deposit at a local bank and then throwing the preneed contract into a drawer where it remained essentially untouched until the prospective client passed away.

         25. While the financial impact of such a laissez-faire approach to mortuary trust asset management may have been relatively insignificant during periods of high prevailing interest rates and relatively low funeral home cost inflation, these practices have had a severely negative impact on funeral home profit margins during the protracted period of declining interest rates and escalating funeral home costs, such as those experienced throughout the 1990s.

         26. By way of example, interest rates on 24 month certificates of deposit stood as high as 8.21% in 1990, however, by 1998 they had fallen to as low as 4.22%. Conversely, the costs associated with providing funeral services increased at an average annual rate of 8.5% during this same time period. As a result, funeral homes that entered into guaranteed price funeral contracts, but failed to actively manage their mortuary trust assets during this time period, amassed multi-million dollar preneed funeral backlogs that would eventually be performed at break-even - or a loss - resulting in a drastic, negative impact on profit margins.


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SCI FAILS TO DISCLOSE THAT IT HAS AMASSED A MULTI-MILLION DOLLAR BACKLOG OF
UNPROFITABLE PRENEED FUNERALS BY ACQUIRING THOUSANDS OF INDEPENDENT FUNERAL HOMES THAT FAILED TO MANAGE THESE PRENEED FUNDS

         27. It is well known in the death services industry that the failure to actively manage preneed contract trust funds can have disastrous effects on a company's financial position. As one industry analyst recognized as early as March 1997:

         You see there is one basic problem with preneed - the money. Regardless of how you finance prearranged funerals - trusts, insurance or some combination - the amount of the funeral at-need and the amount available to finance it will never be exactly the same. Sometimes the difference may be only a few dollars or it could be several hundred dollars. Trusts and insurance will naturally grow at a different rate than funeral prices. Therefore, there will always be only two possibilities. Either there will be too little money to finance the service at current prices, or there will be an overage.

         If there is a shortfall, it is the funeral home that must absorb that shortage. No trust or insurance company will be willing to make up the difference. We can rationalize it in any number of ways, but a shortage is a shortage and must be accounted for somewhere, either through an increase of at-need prices or decreased profit. BUT WHAT WOULD HAPPEN TO YOUR FUNERAL HOME IF EVERY FUNERAL YOU DID THIS YEAR HAD BEEN FUNDED 10 YEARS AGO? THERE IS NO WAY TO RECOVER THE SHORTAGES. HOW WOULD YOU SURVIVE? While it may be unrealistic to think that someday all funerals will be prefunded, isn't that the direction we are encouraging through our preneed marketing efforts? [Emphasis added].

Curtis Rostad, Preneed: Here Today, Gone Tomorrow, The Director (March 1997).

         28. The "direction" that Mr. Rostad found the industry "encouraging" is precisely the direction taken by SCI during the 1990s. Significantly, by 1998, SCI had acquired ownership of more than 2,873 independent funeral homes during the preceding eight years. In doing so, SCI amassed a multi-billion dollar backlog of preneed funeral contracts. Indeed, between 1992 and 1998, in just a six-year period, SCI's prearranged funeral contract backlog increased three-fold, from $1.2 billion to $3.7 billion. The chart that follows depicts the explosive growth in the dollar


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value of prearranged funeral contracts acquired and sold by SCI, as well as
SCI's preneed funeral contract backlog between 1992 and 1998:


                                                               Value of
                                                             Prearranged
            Prearranged Funeral        Prearranged             Funeral
  Year      Contracts Acquired           Funeral          Contracts Backlog
                                      Services-Sold
12/31/92       $ 24 million            $119 million          $1.2 billion
12/31/93       $ 60 million            $159 million          $1.3 billion
12/31/94       $127 million            S245 million          $1.5 billion
12/31/95       $656 million            $371 million          $2.3 billion
12/31/96       $ 72 million            $512 million          $2.7 billion
12/31/97       $102 million            $529 million          $3.3 billion
12/31/98       $138 million            $490 million          $3.7 billion
TOTAL        $1.179 billion          $2.425 billion               --


         29. Undisclosed to the Class was the fact that a material number of independent funeral homes acquired by SCI throughout the 1990s were among those that had failed to actively manage their mortuary trust assets to insure that such assets would equal or exceed the cost of providing the guaranteed price funerals in the future. As a result, each time SCI acquired ownership of another independent funeral home, SCI had, unbeknownst to the Class, also acquired countless numbers of unprofitable guaranteed price funeral contracts that had long-ago been entered into by the independent funeral homes. Significantly, all of these unprofitable funerals would eventually have to be performed by SCI.


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         30. Also undisclosed to the Class throughout the Class Period was the fact that SCI failed to establish any means of actively managing the mortuary trust assets that would eventually be used to pay for these acquired preneed funeral contracts. Defendants never disclosed that SCI's failure to take such measures had already caused, and would continue to cause, SCI to perform a material number of these prearranged funerals unprofitably, and that this ultimately would have a severe adverse impact on SCI's profit margins.

DEFENDANTS CONCEAL THE RESULTS OF THE PRENEED STUDY

         31. During 1995 alone, SCI purchased 1,263 independent funeral homes and acquired a staggering $656 million in preneed funeral contracts in connection with these purchases. These purchases resulted in SCI increasing its preneed funeral backlog by more than 40% in a single year and created an unprecedented need to determine the projected profitability - or lack thereof - of these preneed funeral contracts.

         32. During 1996, SCI undertook what it termed "a review of the prearranged trust investment process which included an asset/liability study" (the "Preneed Study"). The results of the Preneed Study confirmed that SCI had amassed ownership of a material number of independent funeral homes with significant preneed contract inventories throughout the 1990s. The Preneed Study also confirmed for the defendants that a significant number of the independent funeral homes acquired by SCI had failed to actively manage their mortuary trust assets. As a result, a material number of SCI's funeral services had been, and would continue to be, performed at significant losses.

         33. Although defendants publicly disclosed the fact that the Preneed Study had been conducted in the Company's Form 10-K for the fiscal year ended December 31, 1996 filed with


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the SEC on March 28, 1997 (the "SCI 1996 Form 10-K"), they never disclosed the clearly material factual findings of the Preneed Study to Class members. In this vein, the SCI 1996 Form 10-K reported only that:

         THE COMPANY HAS RECENTLY COMPLETED A REVIEW OF THE PREARRANGED TRUST INVESTMENT PROCESS WHICH INCLUDED AN ASSET/LIABILITY STUDY. This has resulted in a NEW INVESTMENT PROGRAM which entails the consolidation of multiple trustees, the use of institutional managers with differing investing styles and consolidated performance monitoring and tracking. THIS NEW PROGRAM TARGETS A REAL RETURN IN EXCESS OF THE AMOUNT NECESSARY TO COVER FUTURE INCREASES IN THE COST OF PROVIDING A PRICE GUARANTEED FUNERAL SERVICE AS WELL AS ANY SELLING COSTS. THIS IS ACCOMPLISHED BY ALLOCATING THE PORTFOLIO MIX TO THE APPROPRIATE INVESTMENTS THAT MORE ACCURATELY MATCH THE ANTICIPATED MATURITY OF THE POLICIES. THIS HAS RESULTED IN A NEW ASSET ALLOCATION POLICY OF APPROXIMATELY 65% EQUITY AND 35% FIXED INCOME WHICH THE COMPANY INTENDS TO IMPLEMENT IN THE FIRST HALF OF 1997. [Emphasis added].

         34. Defendants again referred to the Preneed Study in the Company's Form 10-K for the fiscal year ended December 31, 1997 filed with the SEC on March 30, 1998 (the "SCI 1997 Form 10-K"). Defendants again failed to disclose the results of the study and instead stated only that:

          During 1997, the Company completed a review of the prearranged trust investment process which included an asset/liability study. THIS HAS RESULTED IN A NEW INVESTMENT PROGRAM WHICH ENTAILS THE CONSOLIDATION OF MULTIPLE TRUSTEES, THE USE OF INSTITUTIONAL MANAGERS WITH DIFFERING INVESTMENT STYLES AND CONSOLIDATED PERFORMANCE MONITORING AND TRACKING. THIS NEW PROGRAM TARGETS A REAL RETURN IN EXCESS OF THE AMOUNT NECESSARY TO COVER FUTURE INCREASES IN THE COST OF PROVIDING A PRICE GUARANTEED FUNERAL SERVICE AS WELL AS ANY SELLING COSTS. This is accomplished by allocating the portfolio mix to the appropriate investments that more accurately match the anticipated maturity of the policies. The Company is currently reallocating the portfolio to achieve a new asset allocation of approximately 65% equity and 35% fixed income. [Emphasis added.]

         35. While SCI, and the Individual Defendants disclosed the fact that the Preneed Study had been conducted and boasted of the "new [preneed] investment program" that was to be implemented, they misled investors by failing to disclose the material information they had learned

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as a result of the Preneed Study - namely that a significant number of independent funeral homes acquired by SCI had failed to actively manage their mortuary trust assets and, as a result, a material number of SCI's funeral services had been, and would continue to be, performed at significant losses to SCI.

         36. Equally misleading was SCI's disclosure concerning the steps the Company was purportedly taking in connection with the implementation of its "new investment program." While the Company's public filings proclaim that this program "targets a real rate of return in excess of the amount necessary to cover future increases in the cost of providing a price guaranteed funeral service as well as any selling costs," the filings did not disclose that this "new investment program" would only be utilized to manage preneed assets acquired by SCI in the future. Nor did defendants disclose the absence of any effective program to manage the assets associated with the previously acquired preneed funeral service contracts. Significantly, the vast majority of the preneed assets that SCI had previously acquired in connection with its purchases of independent funeral homes were not, and would not be, invested in accordance with the terms of the "new investment program." This clearly material fact, as well as the reasons why this was so, were not publicly disclosed. By 1998, SCI's failure to actively manage its mortuary trust assets was having an increasingly negative impact on SCI's profit margin as reflected in the following graph:


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                       FUNERAL SERVICE GROSS MARGIN FY 19

                                     [GRAPH]

         37. Rather than disclose the fact that SCI's funeral margins had been, and would continue to be, severely negatively impacted as a result of SCI continually having to perform the non-profitable preneed funerals in its backlog, defendants misled the Class by instead blaming the margin contraction throughout 1998 on a number of other factors including "increased costs," "lower funeral service volume," and "higher personnel and facility costs." Defendants did so in hopes that they could execute their plan to conceal the true cause of the margin squeeze by "burying" the impact of these non-profitable funerals in a "one time charge" as discussed in detail below.


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SCI'S NEED TO SECRET ITS IDENTITY RESTRICTS THE COMPANY'S
ABILITY TO ACTIVELY MANAGE THE PRENEED ASSETS SCI ACQUIRED
WHEN IT PURCHASED THOUSANDS OF INDEPENDENT FUNERAL HOMES

         38. In order to profit from the goodwill and long standing reputations of the family-owned independent funeral homes, it was necessary for SCI to refrain from advertising its acquisitions to the public. As an article in the August 28, 1995 edition of The Boston Globe reported, large funeral operators, like SCI, were so successful in hiding their ownership of the formerly independent family-run funeral homes from the public that most consumers failed to notice a change in ownership. The August 28 article stated, "chains prefer to keep the owners on, usually with good pay and benefits, to preserve the operation's family image... Most consumers would never even notice that their local funeral home is now owned by an outside firm."

         39. The December 8, 1996 edition of The Boston Globe reported that, although SCI handled roughly one in every 10 funeral arrangements in the United States at this time, its expanding presence had generally gone unnoticed by the public. "When it buys a funeral home, SCI keeps the same name and usually the same management in place. What changes are the backroom operations; vehicle fleets, embalming operations, casket purchases and management are all centralized. " While a December 11, 1996 Seattle Times article entitled, "Big Corporations Shove Aside Mom and Pop" reported

         SCI and Loewen have been accused of hiding local buyouts hoping to cash in on the good feelings that a locally owned funeral business has accumulated through the years. Thus, with the old name still on the building, family portraits of the founders still in the lobby and the old manager still in his post, many customers won't know they're dealing with a chain.

        40. Negative press on the aggressive sales practices engaged in by SCI provided further impetus to conceal SCI's ownership from the local clientele. For example, the July 6, 1996

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edition of The Ledger (Lakeland, FL) reported on the abuse of the elderly by an
SCI-owned funeral home. According to this report, two months after performing the funeral service for Mr. Russell Carriere, a salesman from the SCI-operated Glen Abbey Memorial Gardens ("Glen Abbey") repeatedly approached Mr. Carriere's 81-year-old widow and cajoled her into purchasing her own prepaid funeral for an astonishing $132,439, which included a $39,000 casket, and a $52,000 mausoleum. As Mrs. Carriere's niece stated, "They truly preyed on a lonely, weak old woman." A civil suit against SCI and Glen Abbey was filed on behalf of Mrs. Carriere, charging them with coercing Mrs. Carriere, who had been disabled by a stroke, into buying burial services she did not want.

         41. Included among the myriad examples of negative publicity were:

                  a. A report in The Arizona Daily Star on January 14, 1996 stated that SCI was singled out by consumers as "providing for minimum disposal without regard for the emotional needs of the family." The report also quoted a source as saying, "Some of the policies put in place locally by SCI decrease the amount of service while maintaining a status quo on cost."

                  b. In a story in the February 15, 1996 Las Vegas Review Journal, it was reported that an SCI-owned funeral home attempted to bury a prominent local businessman in the mausoleum of an unrelated family because, although there was insufficient space for the businessman to have his own mausoleum, the funeral home operator wanted the publicity of having the prominent businessman buried on the premises.

                  c. The Chicago Sun Times reported on April 28, 1996 that two SCI-owned funeral homes employed sales personnel who attempted to persuade bereaved consumers


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to buy more expensive caskets by describing more affordable caskets as "public aid" caskets, instead of providing the consumer a price list, as required by law. The reference by the salesperson to "public aid" was designed to create the image that only persons with limited or no assets were buried in the public aid caskets and induce the purchase of a higher-priced casket. According to the report, "Psychology plays an important role in choices made by survivors. Many buyers would feel guilty purchasing a less expensive casket."

                  d. An August 6, 1998 report in The Fort Worth Star Telegram stated that the Texas Funeral Service Commission would consider a recommendation that SCI be fined $450,000 for allowing unsupervised trainees to embalm bodies and failing to advise consumers that the price being charged for embalming was higher than the cost to the funeral home.

         42. Because of such criticisms, and SCI's fear of losing clients who learned that the local funeral home was no longer locally owned, SCI's ability to actively manage the preneed trust assets it had acquired was severely hampered. The Company was hampered because it would have been required to disclose its ownership of the funeral homes and control of the preneed trust assets it acquired to future clients in order to advise these clients that these assets would now be actively managed. Doing so meant risking the loss of millions of dollars worth of potentially profitable preneed funeral business.

         43. Defendants feared that undertaking such a process would lead to countless contract terminations when customers realized that an organization tarnished by allegations of the outrageous conduct described above was responsible for something as highly sensitive as the customers' future burial services. Moreover, an admission by defendants that customers' funds had long been inactively managed by the local funeral home would serve to criticize the


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independent funeral home operators who were well regarded by their clients and thus could lead to even more contract cancellations and loss of business.

SCI Attempts To Conceal its Plunging Profit Margins

         44. The undisclosed results of the Preneed Study confirmed for the defendants that a significant number of the independent funeral homes acquired by SCI had failed to actively manage their mortuary trust assets and, as a result, a material number of SCI's future funeral services had been, and would continue to be, performed at significant losses, severely cutting into SCI profit margins.

         45. Rather than disclosing this clearly material adverse information, defendants embarked upon a campaign to conceal the truth about increasing number of unprofitable prearranged funerals SCI was performing, the Company's growing backlog of inadequately funded acquired preneed funeral contracts, and the increasingly adverse impact these factors were having, and would continue to have, on SCI's profit margins and earnings. The first step in this campaign was the public dissemination of materially misleading and incomplete information falsely representing that SCI was actively managing its preneed mortuary trust assets to ensure sufficient funds to cover or exceed costs for performing contractually prearranged funerals. In fact, there was no active management by SCI of the vast majority of the preneed trust assets it had amassed through its aggressive acquisitions of funeral homes over the last decade.

         46. As part of its scheme to conceal the true facts about the adverse impact of SCI's multi-billion dollar backlog of preneed funeral contracts on SCI profit margins, the defendants misleadingly touted the implementation of their so-called "new investment program," described in detail above, without disclosing that the "new investment program" did not address the enormous and growing backlog of preneed mortuary trust assets acquired in SCI's purchases of funeral private homes, which were laying virtually dormant in CD's, unable to grow sufficiently to cover the costs to SCI of providing the associated contractually prearranged funeral services.

         47. Defendants' false and misleading representations that SCI was, in fact, actively managing its backlog of acquired preneed trust assets was reinforced when, at the beginning of the Class Period in July, 1998, the defendants publicly announced the creation of SCI Financial Services, Inc., a subsidiary which would purportedly actively manage SCI's preneed trust assets.

         48. Because defendants could not afford the time and expense involved in building this new subsidiary from the ground up, SCI sought quickly to establish this new organization and did so by purchasing two operating businesses, each of which had extensive experience in preneed asset management. The first acquisition involved SCI's purchase of American Memorial Life Insurance Company ("AML" or "American Memorial") and the second acquisition involved the purchase of Equity Corporation International ("ECI").

         49. The purchase of these two organizations provided SCI for the first time with an organizational infrastructure for managing the Company's preneed business.

         50. The purchase of ECI is of particular significance because ECI, unlike SCI, already had established, and fully disclosed the existence of, a financial management system which ensured that its customers' preneed investments, or the funeral insurance coverage obtained, would be sufficient to cover adequately the costs of prearranged funeral services. In its Form 10-K for the fiscal year ending December 31, 1997 filed with the SEC on or about March 30, 1998 (the "ECI 1997 Form 10-K"), ECI reported:

         Insurance policies intended to fund preneed funeral contracts cover the original contract price AND GENERALLY INCLUDE BUILT-IN ESCALATION CLAUSES DESIGNED TO OFFSET FUTURE INFLATIONARY COST INCREASES. [Emphasis added.]

Moreover, the ECI 1997 Form 10-K stated:

         Earnings on trust funds increase the amount of cash to be received by the Company at the time the funeral service is performed AND HISTORICALLY HAVE ALLOWED THE COMPANY TO ADEQUATELY COVER THE INFLATIONARY INCREASE IN COSTS OF FUNERAL SERVICES. [Emphasis added.]

         51. ECI also recognized the high financial risk posed by the preneed funeral business and took protective measures accordingly. In its Form 10-K for fiscal year ending December 31, 1996, filed with the SEC on or about March 27, 1997 (the "ECI 1996 Form 10-K"), ECI succinctly recognized the risk of overextending preneed funeral sales absent careful financial management of the mortuary trusts:

         Aggressive preneed funeral sales are frequently associated with highly competitive market areas or are utilized to rapidly build market share and generally require that funeral contracts be sold at a discount to at need sales prices.

         52. In response to the risks, ECI employed independent financial institutions to manage this risk. Both the ECI 1996 Form 10-K and ECI's Form 10-K for fiscal year ending December 31, 1995, filed with the SEC on or about March 25, 1996 (the "ECI 1995 Form 10-K") stated that ECI had:

         ...established a variety of trusts in connection with its funeral home and cemetery operations as required under applicable state law. Such trusts include (i) preneed funeral trusts, (ii) preneed cemetery merchandise trusts and (iii) perpetual care trusts. These trusts are typically administered by independent financial institutions selected by the Company. The Company also uses independent professional managers to advise the Company on investment matters.

         53. The lack of disclosure regarding the Preneed Study in SCI's public filings is striking when compared to the disclosures made by ECI. While ECI disclosed that its insurance policies included "built-in escalation clauses" and that earnings on its trust funds "have allowed [it] to adequately cover the inflationary increase in costs of funeral services," SCI remained silent on these points. The reason for SCI's omissions is clear: the Preneed Study confirmed that SCI's trust funds had not been managed to grow at a rate equal to or greater than the increase in the costs of funeral services.

         54. Neither the establishment of SCI Financial Services, Inc. nor the so-called "new investment program," however, addressed SCI's multi-million dollar backlog of unprofitable preneed funeral contracts whose related mortuary trust assets lay virtually dormant in certificates of deposit, and other under-performing investments unable to grow sufficiently to cover the costs of performing funeral services in the future.

         55. Defendants had been able to deceive the Class as to the primary - and continuing - reason for SCI's funeral service gross margin contraction during the first three quarters of 1998 by pointing to declining death rates in North America, higher costs and lower volumes of funerals throughout the industry. In addition, defendants were able to carefully "manage" SCI's reported 1998 second and third quarter earnings by, inter alia, their aggressive acquisition program which provided SCI fresh sources of revenue, including, for example, the purchase of American Memorial Life Insurance in the third quarter of 1998. However, defendants knew that SCI's deteriorating funeral service profit margins would inevitably impact reported earnings, the all important indicia of SCI's financial condition for the investing public; and that SCI's fiscal year end would soon bring about a day of reckoning. Accordingly, defendants desperately needed to find and a new way to conceal the impact that the continued performance of these unprofitable funerals was having on the Company's profitability.

         56. According to knowledgeable former employees, by November 1998, the Individual Defendants knew that SCI's fourth quarter 1998 earnings would fall at least between $.08 to $.10 below analysts' estimates. The Individual Defendants were also aware, by virtue of their receipt of daily, weekly and monthly profit/loss reports via the Company's "Falcon" system from each of the Company's domestic funeral homes, that this shortfall resulted from SCI's performance of a material number of unprofitable preneed funerals, as well as undisclosed changes in SCI's costs. Other senior executives were also aware of this impending shortfall and the reasons for it, and openly discussed how to hide the shortfall from investors and how they and the Individual Defendants planned to "bury" this shortfall in a one-time charge that SCI planned to take in connection with its acquisition of ECI. All were well aware that the success of their plan hinged on their ability to close the ECI acquisition during the fourth quarter of 1998 so that SCI could take this one-time charge in the fourth quarter and close the ECI transaction without having to disclose the true reasons for the Company's earnings shortfall.

         57. Defendants' scheme was foiled, however, when the United States Federal Trade Commission (the "FTC"), which was required to approve SCI's purchase of ECI, refused to allow SCI to close the ECI transaction until SCI had divested itself of certain funeral homes in numerous locations around the country.

          58. In particular, the FTC conditioned its approval on SCI's sale of 19 funeral homes and cemetery properties located in 14 markets, primarily in the southern, western and mid-western parts of the United States, to Carriage Service Inc., another Texas-based funeral home consolidator. Under the consent agreement reached with the FTC, SCI would be permitted to acquire ECI, but only after divesting specified properties within seven days of the FTC's order.

         59. SCI was unable to divest itself of these properties in time to obtain FTC approval to close the ECI transaction in the fourth quarter of 1998. As a result, SCI was unable to "bury" the earnings shortfall, which by the end of the fourth quarter had nearly doubled to $.19 to $.20 per share, in an acquisition charge as defendants had planned because the Merger did not close until after the end of the fourth quarter.

         60. Evidencing the degree of scienter with which defendants acted, defendants nonetheless proceeded to close the ECI transaction without ever disclosing to ECI or the Class that SCI would report a drastic shortfall in its 1998 fourth quarter earnings.

         61. Defendants did so despite the fact that the Agreement and Plan of Merger By and Among Service Corporation International, SCI Delaware Funeral Services, Inc. and Equity Corporation International, dated August 6, 1998 (the "Merger Agreement") required SCI to disclose to ECI its poor performance during the fourth quarter of 1998 at any time at which it could reasonably be anticipated that such poor performance could have an adverse financial impact on SCI. Under the Merger Agreement, ECI would have had the right to terminate the Merger Agreement if SCI's poor fourth quarter results had been disclosed prior to the closing of the Merger. The fourth quarter results constituted material adverse information known to defendants which defendants had a duty to disclose in connection with the Merger.

         62. The Registration Statement/Prospectus SCI filed with the SEC incorporated the entire executed Merger Agreement. The Registration Statement/Prospectus at page 6 stated: "The Merger Agreement is attached hereto as Appendix A and incorporated herein by reference."

         63. Article IV of the Merger Agreement is entitled "Representations and Warranties of Parent and Merger Sub." Section 4.7 of Article IV is entitled "Absence of Certain Changes

Or Events" and provides, with respect to SCI, that "there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect."

         64. Section 10.10 of the Merger Agreement, entitled "Certain Definitions," defines Material Adverse Effect as:

         any event, occurrence, fact, condition, change, development or effect that is or could reasonably be anticipated to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition, results of operations, properties (including intangible properties) or business prospects of the Company and all of its Subsidiaries or the Parent and all of its Subsidiaries, as
         applicable, taken as a whole....

         65. Section 8.2 of the Merger Agreement, entitled "Conditions To Obligation Of [ECI] To Effect The Merger," establishes as a condition for consummating the Merger that the representations and warranties made by SCI in the Merger Agreement shall continue to be true up to and including the day on which SCI's shares are exchanged for ECI's shares. Section 8.2(a) provides:

         the representations and warranties of [SCI] and Merger Sub contained in this Agreement shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made and on and as of the Closing Date as if made at and as of such date, and the Company shall have received a certificate executed on behalf of Parent by the President or a Vice President of Parent and on behalf of Merger Sub by the President and Chief Executive Officer or a Vice President of Merger Sub to that effect.

         66. Under the terms of the Merger Agreement, ECI had the right to terminate the Merger Agreement at any time prior to January 19, 1999 if a Material Adverse Event existed at SCI. Article IX of the Merger Agreement, entitled "Termination, Amendment And Waiver," provides:

         [t]his Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of the Company...if the representations and warranties of Parent and Merger Sub shall fail to be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on and as of the date made or, except in the case of any such representations and warranties made as of a specified date, on and as of any subsequent date as if made at and as of subsequent date and such failure shall not have been cured in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) within 30 days after written notice of such failure is given to [SCI] by [ECI].

         67. Defendants were well aware that disclosure of the adverse financial conditions at SCI related to its unprofitable preneed business would lead to the termination of the Merger by ECI or to a renegotiation of the transaction so that SCI would potentially have to double the number of shares issued in order to acquire ECI. This was a risk the defendants were not willing to take.

         68. Under the terms of the Merger Agreement, SCI would acquire all of ECI's common stock through a stock-for-stock transaction that would result in ECI shareholders receiving $27 per share in SCI common stock. The number of shares of SCI stock to be issued to ECI shareholders was to be determined based on the average trading price of SCI common stock for the ten day trading period ending on the third day prior to the closing of the Merger, provided that such price was not less than $34 and not more than $41.50 per share. The Merger Agreement provided that if the average trading price of SCI's common stock was less than $34 per share, then 0.79412 shares of SCI common stock would be exchanged for each share of ECI common stock. The Merger Agreement provided that if the average trading price of SCI's common stock was greater than $41.50 per share, then 0.65050 shares of SCI common stock would be exchanged for each share of ECI stock declined, provided, however, that if SCI's common stock was trading at a price above or below the price "collar" identified in the Merger Agreement
SCI shares would be exchanged for the outstanding ECI shares at fixed floor and ceiling ratios.

         69. The original Merger Agreement provided that if the average trading price for a share of SCI common stock fell below $34, then SCI would exchange
0.79412 SCI shares for each ECI share. In exchange for raising the asset divestiture limit, SCI required an amendment to the Merger Agreement that provided that if the average trading price for a share of SCI stock prior to the closing was below $38 per share, then SCI would exchange 0.71053 SCI shares for each ECI share. This reduced the maximum number of SCI shares payable to ECI shareholders from 17,298,472 to 15,477,614.

         70. Defendants' audacity, however, is perhaps best highlighted by the fact that, at some point after the FTC began its review of the Merger, representatives from SCI started to discuss raising the Merger Agreement's limit on assets that SCI would be required to divest as a condition for the Merger. SCI used this opportunity to negotiate for a lower purchase price to be paid to ECI in exchange for agreeing to divest assets having aggregate 1997 revenue of up to $20 million, by demanding that ECI agree to lower the maximum number of SCI shares to be exchanged for ECI's outstanding shares.

         71. On December 14, 1998, SCI and ECI amended the Merger Agreement to raise the asset divestiture revenue limit to $20 million and to reduce the maximum SCI shares exchangeable for ECI shares. When the Merger closed on January 19, 1999, the average trading price of a share of SCI was below $38, triggering the re-negotiated maximum exchange ratio. Remarkably, defendants renegotiated the consideration to be received by ECI shareholders with knowledge of SCI's impending earnings shortfall and never disclosed it, despite having warranted that there had been no such adverse development at the Company. Indeed, December 14 was only 12 business days prior to the end of SCI's fourth quarter for 1998, by which time the Individual Defendants were well aware that SCI's preneed business would lead to a material earnings shortfall for the fourth quarter. They were made aware, in part, by the SCI proprietary computer systems known as the "Falcon" system, which provided profit and loss information for every domestic funeral home owned by SCI directly to SCI corporate headquarters electronically on a next-day basis. However, this information was never disclosed to ECI shareholders and the Class until after the Merger was completed.

DEFENDANTS' MATERIALLY FALSE AND MISLEADING STATEMENTS AND MATERIAL OMISSIONS DURING THE CLASS PERIOD

         72. Throughout the Class Period, defendants acted negligently, recklessly or intentionally by omitting to disclose material information concerning SCI and by issuing a series of materially false and misleading statements concerning the Company's financial condition and preneed funeral business. Defendants' misconduct caused the price of the Company's securities to become and remain artificially inflated (artificially depressed in the case of put options) throughout the Class Period, and ultimately resulted in millions of dollars in damages being incurred by Class members. Defendants' materially false and misleading statements, and the reasons why such statements were materially false and misleading, are set forth below.

         73. On July 17, 1998, SCI issued a materially false and misleading press release that bore the headline, Service Corporation International Buys Pre-need Insurance Division of American Annuity Group and Forms New Financial Services Subsidiary. Defendant Champagne was listed as the "contact" person for the press release. The release stated in relevant part:

         Service Corporation International (NYSE: SRV) ("SCI"), the world's largest funeral and cemetery company, announced today that it will acquire the pre-need funeral services division of American Annuity Group Inc. (NYSE: AAG) ("AAG") of Cincinnati, Ohio for $164 million cash.

                                      * * *

         SCI HAS FORMED A NEW FINANCIAL SERVICES SUBSIDIARY, SCI FINANCIAL SERVICES, INC., TO FACILITATE THE EXPANSION OF SCI'S PRE-NEED BUSINESSES AND FINANCIAL ACTIVITIES WORLDWIDE. The new company's operations will include prearranged funeral marketing, funeral and cemetery trust administration, investment management, life insurance operations and the lending activities of Provident Services, Inc., an existing SCI subsidiary which provides capital financing for independent funeral home and cemetery operations.

         SCI FINANCIAL SERVICES WILL COORDINATE THE INVESTMENT OF OVER $3 BILLION OF PRE-NEED FUNERAL TRUST AND INSURANCE ASSETS AND OVER $1 BILLION IN CEMETERY TRUST ASSETS, DIRECT THE MARKETING FOR OVER $700 MILLION IN ANNUAL FACE AMOUNTS OF PREARRANGED FUNERAL SALES, ADMINISTER OVER ONE MILLION PRE-NEED FUNERAL TRUST AND INSURANCE CONTRACTS AND OVERSEE A FINANCE OPERATION WITH A LOAN PORTFOLIO IN EXCESS OF $250 MILLION. [Emphasis added.]

         74. The foregoing statements were intended to, and did, misrepresent to the investing public the false and misleading information that the formation of SCI Financial Services, Inc. would result in the active and effective investment of SCI's existing and future pre-need funeral trust assets to ensure SCI's revenues and earnings from its pre-need funeral business, which the statements also falsely implied was financially healthy and profitable. The Company and the Individual Defendants failed, however, to disclose the following facts, known to or recklessly disregarded by the defendants when the press release was issued, that rendered the statements in the press release materially false and misleading when made:

               (a) the Individual Defendants knew from the Preneed Study that a material number of the independent funeral homes acquired by SCI throughout the 1990s had failed to actively manage their mortuary trust assets to ensure that such assets would equal or exceed the cost of providing the prearranged guaranteed price funerals SCI was contractually obligated to provide, and, as a result, a material number of SCI's funeral services had been, and would continue to be, performed at significant losses;

                  (b) SCI's funeral profit margins were being, and were going to continue to be severely eroded as a result of having to perform prearranged funeral services at costs not covered by the mortuary trust assets dedicated to those funeral services as a result of the failure by SCI to establish any means to actively or effectively invest its existing mortuary trust assets, including those from funeral homes acquired by SCI, to improve the rates of return on or growth of those assets, and, as a result, SCI had performed, and would continue to perform, a material number of prearranged funeral services at significant losses;

                  (c) far from establishing SCI Financial Services, Inc. "to facilitate the expansion of SCI's pre-need business and financial activities worldwide," as defendants claimed, the creation of this subsidiary marked the first time in SCI's history that the Company had implemented any concrete steps to actively manage at least a portion of its preneed trust assets. Prior to the creation of this subsidiary, and notwithstanding defendants' earlier representations about a "new investment program," no individual or organization at SCI had been responsible for actively managing those assets;

                  (d) SCI Financial Services, Inc. would not be involved in managing of the vast majority SCI's existing multi-billion dollar backlog of preneed mortuary trust assets acquired in SCI's funeral home acquisitions, which would continue to be invested in dormant, underperforming interest bearing vehicles, such as bank CD's;

                  (e) American Memorial was being acquired to provide SCI with a vehicle to begin to actively manage preneed assets going forward, in order to blunt the ongoing drastic adverse impact that the under-performance of SCI's preexisting mortuary trust assets was having on SCI's profitability, but

                  (f) SCI's "new investment program," which was purportedly implemented in 1997 in order to "target a real return in excess of the amount necessary to cover future increases in the cost of providing a price guaranteed funeral service as well as any selling costs," was not actively managing the vast majority of the preneed trust assets SCI had acquired by purchasing independent funeral homes. Indeed, SCI was unable to actively manage these preneed trust assets because doing so would have required SCI to step out of the shadows and identify itself as the true owner of thousands of funeral homes across the country and internationally and would cause existing and future customers to seek out other locally-owned funeral homes when they learned that what they believed was a locally-owned funeral home was actually owned by SCI, the world's largest funeral home conglomerate.

         75. On July 18, 1998, the Houston Chronicle published an article entitled, SCI To Get Into Funeral Insurance; Houston Giant To Buy 'Final Expense' Business. This article discussed SCI's acquisition of American Memorial and quoted defendant Waltrip as stating:

         "SCI is a world leader in the provision of high-quality funeral and cemetery services," said R.L. Waltrip, SCI chairman and chief executive officer. "This acquisition enables SCI to directly respond to the increased demand for alternative methods for paying for these services."

                                      * * *

         "SCI's longstanding relationship with American Memorial makes them the logical choice to drive our expansion into the preneed insurance business," Waltrip said. The way SCI sees it, the acquisition is a way for it to expand its profit base. Not only will it make money arranging funerals, but it will also collect the insurance premiums people pay for final-expense insurance, Heiligbrodt said. "Our goal is to pick up two profits," he said. "The money we're spending is buying new profits and generating new future profits."

         "WE'RE ADDING ANOTHER DIMENSION TO MAKE SURE WE'RE PICKING UP ALL THE VALUE WE CAN FOR OUR SHAREHOLDERS," Heiligbrodt said.

         SCI sells about $700 million of prearranged funerals a year worldwide, he said. [Emphasis added).

         76. The foregoing statements were materially false and misleading at the time they were made and were intended to, and did, convey to the investing public the false impression that SCI was in the midst of a profitable "expansion into the pre-need insurance business," and that SCI's acquisition of American Memorial was undertaken to build on and increase the profitability of its existing preneed "profit base." In fact, as defendant Waltrip knew, or recklessly disregarded, SCI's profitability was being severely undercut by its existing backlog of preneed funeral contracts, and the acquisition of American Memorial and planned expansion into preneed insurance was not "a way to expand [SCI's] profit base," nor an effort to "make sure we're picking up all the value we can for our shareholders." Instead, the acquisition of American Memorial was an attempt to obtain new sources of revenue to mask the growing reductions in SCI's overall profit margins caused by having to provide unprofitable prearranged funerals pursuant to SCI's existing and acquired preneed contracts, and to ensure that going forward SCI would not be saddled with even more dormant and underperforming mortuary trust assets that could not cover the costs of prearranged funerals.

         77. The foregoing statements by defendant Waltrip were also false and misleading because of the failure to disclose the facts set forth in Paragraph 74(a)-(f) above, which were necessary to make the statements Waltrip made about SCI's acquisition of American Memorial and expansion into the preneed insurance business not false and misleading.

         78. On July 23, 1998, SCI issued a materially false and misleading press release that bore the headline, Service Corporation International Reports Net Income up 15% and EPS up 13% for Second Quarter. Defendant Champagne was listed as the "contact" person on the press release. The release stated in relevant part:

         Service Corporation International (NYSE: SRV) ("SCI"), the world's largest funeral and cemetery company, today reported record second quarter revenues and earnings. For the three months ended June 30, 1998, the company reported revenues of $671.9 million, net income of $90.9 million and diluted earnings per share of $.35 ($.36 basic). This represents a 11.8 percent increase in revenues, a 15.4 percent increase in net income and a 12.9 percent increase in diluted earnings per share (9.1 percent basic) when compared to the second quarter of 1997.

         "Strong North American cemetery results contributed impressively to our quarterly earnings growth, MORE THAN OFFSETTING THE EFFECT ON THE FUNERAL SEGMENT OF LOWER THAN EXPECTED NORTH AMERICAN MORTALITY RATES. FUNERAL VOLUMES IMPROVED IN JUNE AFTER EXPERIENCING UNUSUALLY WEAK VOLUMES IN APRIL AND MAY," said R. L. Waltrip, SCI's Chairman and Chief Executive Officer.


                                      ***

         Commenting on the results, L. William Heiligbrodt, SCI's President and Chief Operating Officer said, "FLUCTUATIONS IN MORTALITY RATES PRESENT OPERATIONAL CHALLENGES OVER CERTAIN TIME PERIODS; however, THE FUNDAMENTALS OF THE FUNERAL SERVICE INDUSTRY REMAIN STRONG. Our properties include MANY OF THE PREMIER FUNERAL BUSINESSES IN MAJOR METROPOLITAN MARKETS around the world, providing excellent opportunities for growth. OUR NEWLY FORMED FINANCIAL SERVICES GROUP AND ITS ACQUISITION OF AMERICAN MEMORIAL LIFE INSURANCE COMPANY WILL INCREASE OUR PREARRANGED FUNERAL MARKETING EFFORTS, PROVIDING FOR FUTURE FUNERAL VOLUME TO MAINTAIN OUR CONSISTENT PERFORMANCE."

                                      ***

         During the second quarter of 1998, sales of prearranged funeral contracts were approximately $138.9 million, WHICH EXPANDED THE BACKLOG OF PREARRANGED

         FUNERAL CONTRACTS TO BE SERVICED IN FUTURE PERIODS TO APPROXIMATELY $3.3 BILLION. [Emphasis added.]

         79. The foregoing statements were materially false and misleading at the time they were made because, as defendants SCI, Waltrip, Heiligbrodt and Champagne knew, or recklessly disregarded, and failed to disclose:

                  (a) the financial results of SCI's funeral segment was being adversely effected by the increasing number of unprofitable prearranged funeral services SCI was performing, not by "lower . . . mortality rates" or "weak volumes;"

                  (b) the principal operational "challenge" facing SCI was not "[f]luctuations in mortality rates," but the multi-million dollar backlog of passive underperforming preneed mortuary trust assets;

                  (c) SCI's "newly formed financial services group [SCI Financial Services, Inc.]" was not addressing the known and growing deterioration in SCI's funeral services profit margins caused by its backlog of preneed mortuary trust assets invested in passive, low return bank CDs and similar investment vehicles; and

                  (d) SCI Financial Services, Inc. and the acquisition of American Memorial were part of SCI's attempt to begin to actively manage the investment of future preneed mortuary assets, not the "expanded ... backlog" of existing preneed funeral contracts, nor was SCI in any manner seeking to "maintain [the] consistent performance" of its multi-billion dollar backlog of preneed funeral contracts, but, to the contrary, was actively concealing the increasingly unprofitable performance of that segment of its business.

         80. On August 6, 1998, SCI issued a materially false and misleading press release that bore the headline, Service Corporation International Announces Definitive Agreement for Merger

With Equity Corporation International. Defendant Champagne was listed as a "contact" person on the press release. The release stated in relevant part:

         Service Corporation International (NYSE: SRV)("SCI"), the world's largest funeral and cemetery company, announced today that it has reached a definitive agreement with Equity Corporation International (NYSE: EQU)("ECI") to form a business combination between the two companies.

         ECI, the nation's fourth largest publicly traded death care company, based in Lufkin, Texas, currently owns and operates 326 funeral homes and 81 cemeteries in 35 states and one Canadian province. The combination would occur through a stock-for-stock transaction that would result in ECI shareholders receiving $27 per share in SCI stock. The actual number of shares of SCI stock to be issued to the ECI shareholders will be determined based on the average SCI stock price for the ten (10) consecutive trading days ending on the third trading day prior to the closing of the merger. The average price of SCI stock used in computing the exchange will not be less than $34.00 and no more than $41.50 per share.

                                      ***

         In explaining the transaction, Robert L. Waltrip, Chairman of the Board and Chief Executive Officer of SCI said, "The merger will create a combined North American operation with unparalleled resources servicing both the metropolitan and rural markets throughout the country. The addition of ECI and its exceptional revenue growth rate should further enhance SCI's leading domestic market position."

                                      ***

         L. William Heiligbrodt, President and Chief Operating Officer of SCI noted, "The addition of ECI's properties opens SCI and its newly formed financial services division to the North American rural market, providing an expanded network and infrastructure through which we can better service both out prearranged and at-need families. Additional synergies should result from consolidating our operations and through further leveraging our cost structure."

                                      ***

         81. The foregoing statements were materially false and misleading at the time they were made because defendants SCI, Waltrip and Heiligbrodt knew, or were reckless in not knowing, and failed to disclose that:

                  (a) the acquisition of ECI was part of SCI's attempt to establish, belatedly, a means to actively manage its preneed mortuary trust assets in order to ensure that its own future sales of preneed funeral contracts would not result in the kind of unprofitable funeral services increasingly generated by a substantial portion of SCI's existing multi-billion dollar preneed backlog; and

                  (b) SCI's "leading domestic market position" was largely the result of SCI's acquisition of private funeral homes, and of their poorly invested preneed mortuary trust assets, which, at the time the statements were made, were severely cutting into SCI's profit margins.

         82. On August 7, 1999, the Houston Chronicle published an article entitled, SCI Will Buy Rural-Market Equity Corp.; $588 Million Deal a Reunion For The Two Firms. This article discussed SCI's acquisition of ECI, quoted defendants Waltrip and Heiligbrodt, and stated in relevant part:

          Service Corporation International, the world's largest funeral company and one of the largest firms in Houston, is buying a Lufkin-based company [ECI] specializing in buying and operating funeral homes in rural areas and small cities.

                                      ***

         "The merger will create a combined North American operation with unparalleled resources servicing both the metropolitan and rural markets throughout the country," Service Corp. Chairman Robert L. Waltrip said in a written statement. "The addition of ECI and its exceptional revenue growth rate SHOULD FURTHER ENHANCE SCI'S LEADING DOMESTIC MARKET POSITION."

                                      ***

         "THEY HAVE A VERY GOOD MANAGEMENT TEAM. THEY OPERATE THEIR BUSINESS VERY WELL," Heiligbrodt said. "THEY SEE THINGS LIKE WE DO. THEIR OPERATIONAL SYSTEMS ARE VERY SIMILAR TO OURS. WE KNOW EACH OTHER VERY WELL. IT IS ONE OF THE SAFEST ACQUISITIONS A COMPANY LIKE SCI COULD DO." [Emphasis added.]

         83. The foregoing statements were materially false and misleading at the time they were made because defendants SCI, Waltrip and Heiligbrodt knew, or were reckless in not knowing, and failed to disclose:

                  (a) the facts set forth in Paragraph 81(a) and (b), above; and

                  (b) that ECI's "operational systems" were fundamentally different from SCI's systems in that ECI, unlike SCI, had an established program to actively manage its preneed mortuary assets to ensure that the funds available from those assets would cover or exceed the cost of providing guaranteed price preneed funeral services in the future.

         84. On August 11, 1998, a death care industry journal entitled Death Care Business Advisor published an article entitled SCI Acquires American Annuity Group, Moves Into Preneed Services. This article, which discussed SCI's acquisition of American Memorial, contained extensive quotes from defendant Champagne that echoed many of the false and misleading representations about SCI's business and plans which began with the July 17, 1998 announcement of SCI's acquisition of American Memorial. Defendant Champagne was quoted as commenting on the American Memorial acquisition as follows:

         "It's a new focus on our part," confirmed SCI Senior VP/CFO George Champagne. He called the acquisition a "logical fit," citing SCI's history in the prearranged funeral business. "WE'VE LONG BEEN THE LEADERS IN THE PREARRANGED FUNERAL BUSINESS," he claimed.

         SCI has been seeking ways, to increase its market share, according to Champagne. "THE MOST COMPELLING WAY TO DO THAT IS TO INCREASE THE LEVEL OF THE PREARRANGED FUNERAL BUSINESS," HE OFFERED. "THE ACQUISITION OF AMERICAN MEMORIAL GIVES US THE ABILITY TO FUND OUR PREARRANGED BUSINESS."

                                      ***

         "YOU'RE EFFECTIVELY BUILDING YOUR BACKLOG OF FUNDING FOR PREARRANGED FUNERALS," WHICH HAS THE EFFECT OF EXPANDING OR MAINTAINING SCI'S

         PREARRANGED FUNERAL BUSINESS, EXPLAINED CHAMPAGNE. "THAT IS A VERY IMPORTANT ASPECT TO A COMPANY LIKE SCI. THERE IS A LOT OF COMPETITION FOR PREARRANGED FUNERAL BUSINESS." Thus the acquisition of AAG's funeral services division, he said, will allow SCI to better compete for and serve customers. [Emphasis added.]

         85. The foregoing statements made by Champagne were materially false and misleading because they failed to disclose facts that Champagne knew or recklessly disregarded, and that were necessary to make the statements accurate and truthful when made, including that:

                  (a) the acquisition of American Memorial was part of defendants' scheme to conceal the sharply adverse effects on SCI's profit margins caused by the multi-million dollar backlog of inadequately funded and/or dormant and underperforming mortuary trust assets;

                  (b) SCI's position as a "leader in the prearranged funeral business" was gained through the acquisition of small, private funeral homes that brought with them dormant and underperforming mortuary trust assets that were, and continued to be, inadequate to cover the costs of the related guaranteed price prearranged funerals SCI was obligated to provide;

                  (c) SCI's acquisition of American Memorial did not, and would not give it "the ability to fund [its] prearranged business" because that business included large numbers of preneed funeral contracts funded by inadequate and/or dormant and underperforming mortuary trust assets; and

                  (d) SCI's "competition for prearranged funeral business," such as ECI, had taken steps to actively manage their mortuary trust assets and were thus not subject to the drastic decreases in profit margins plaguing SCI.

         86. In that August 11, 1998 article, Champagne was also quoted as stating:

         Lastly, Champagne reminded that in the early 1980s SCI was in the insurance business. "We owned Family Services Life Insurance
         Company.... At the time," he continued, "SCI WAS A MUCH

         SMALLER COMPANY. WE DID NOT HAVE THE INFRASTRUCTURE OF FUNERAL HOMES ACROSS THE COUNTRY."

         Then, in 1989, SCI made "a strategic decision to exit that portion of the business," said Champagne. "We couldn't support the insurance organization that was predominantly selling insurance for independent funeral homes." TODAY, THOUGH, AS THE DOMINANT FUNERAL SERVICES PROVIDER IN THE INDUSTRY, "WE'VE GOT THE INFRASTRUCTURE ACROSS THE COUNTRY," Champagne said.

                                      ***

         Citing the company's record [1998] second-quarter earnings, with net income reportedly up 15 percent and earnings per share up 13 percent, CHAMPAGNE SAID SCI IS PLEASED WITH THE RESULTS "IN THE FACE OF WHAT HAS COME TO BE WEAK FUNERAL VOLUMES CAUSED BY A LOWER DEATH RATE SCENARIO IN NORTH AMERICA IN THE SECOND QUARTER." BUT THE COMPANY DOESN'T EXPECT THAT TREND TO CONTINUE. "WE DON'T THINK IT'S A CONTINUING PHENOMENON," CHAMPAGNE SAID. "THAT'S ONE THING ABOUT THE FUNERAL BUSINESS. IT'S PREDICTABLE, CONSISTENT AND SUSTAINABLE OVER A LONG PERIOD OF TIME. IN ANY THREE-MONTH PERIOD YOU'RE GOING TO HAVE FLUCTUATIONS. THE CHALLENGE IS TO MANAGE THROUGH THOSE FLUCTUATIONS."

                                      ***

         "OUR ACQUISITION ACTIVITY CONTINUES AT A VERY STRONG PACE RIGHT NOW," SAID CHAMPAGNE. "WE'RE ON TARGET TO ACQUIRE BETWEEN 280 MILLION AND 300 MILLION OF ANNUALIZED REVENUES, of which probably 50 percent to 60 percent of that will be from international sources." [Emphasis added.]

         87. These additional statements were also materially false and misleading at the time they were made because defendant Champagne, knew, or was reckless in not knowing, and failed to disclose that:

                  (a) SCI's "infrastructure of funeral homes around the country" included a material number of formerly privately owned funeral homes that brought with them inadequately funded and/or dormant and underperforming mortuary trust assets;

                  (b) SCI's position as the "dominant funeral services provider" was obtained through the acquisition of a material number of formerly private funeral homes with inadequately funded and/or dormant and underperforming mortuary trust assets;

                  (c) SCI's weakness in the second quarter was the result of the unprofitability of prearranged guaranteed price funeral services performed pursuant to inadequately funded and/or dormant and underperforming mortuary trust assets, and not "weak volumes caused by a lower death rate scenario"; and

                  (d) SCI's acquisition activities were continuing "at a very strong pace" because of the urgent need to "purchase" revenue to disguise the fundamental and growing problems caused by the Company's enormous backlog of inadequately funded and/or dormant and underperforming mortuary trust assets.

         88. On August 14, 1998, SCI filed its Form 10-Q for the quarter ended June 30, 1998 with the SEC (the "1998 Q2 Form 1O-Q"). The 1998 Q2 Form 10-Q was also incorporated by reference into the Registration Statement/Prospectus for SCI's acquisition of ECI, filed on November 19, 1998. The 1998 Q2 Form 10-Q was signed by defendant Champagne and contained the following materially false and misleading statements in Note 4 to the Consolidated Financial Statements:

         Prearranged Funeral Activities

         The Company sells price guaranteed prearranged funeral contracts through various programs providing for future funeral services at prices prevailing when the agreements are signed. Payments under these contracts are generally placed in trust accounts (pursuant to applicable law) or are used to pay premiums on life insurance policies [issued by third party insurers] ... Trust earnings and increasing insurance benefits are accrued and deferred until the service is performed, at which time these funds are also recognized in funeral revenues and are intended to cover future increases in the cost of providing a price guaranteed funeral service.... [Emphasis added.]

1998 Q2 Form 10-Q at 7-8.

         89. The foregoing statements were materially false and misleading when made because SCI and the Individual Defendants knew, or were reckless or negligent in not knowing, and failed to disclose that:

                  (a) SCI's backlog of prearranged funeral contracts included a material number of contracts that were not sold "at prices prevailing when the agreements [were] signed," but at discounts to those prices; and

                  (b) The funds from many of SCI'S mortuary trusts did not "cover" or exceed the cost of their related price guaranteed funeral services, and, as a result, SCI was and would continue to experience drastically deteriorating profit margins in its funeral service business.

         90. The 1998 Q2 Form 10-Q also stated in the Management's Discussion and Analysis of Financial Condition ("MD&A") section, that:

Prearranged Funeral Services

         The Company has a marketing program to sell prearranged funeral contracts and the funds collected are generally held in trust or are used to purchase life insurance or annuity contracts. The principal amount of each such prearranged funeral contract will be received in cash by a Company funeral service location at the time the funeral is performed. EARNINGS ON TRUST FUNDS AND INCREASING BENEFITS UNDER INSURANCE AND ANNUITY FUNDED CONTRACTS ALSO INCREASE THE AMOUNT OF CASH TO BE RECEIVED UPON PERFORMANCE OF THE FUNERAL AND ARE INTENDED TO COVER FUTURE INCREASES IN THE COST OR PROVIDING A PRICE GUARANTEED FUNERAL SERVICE AS WELL AS ANY SELLING COSTS. DURING 1997, THE COMPANY COMPLETED A REVIEW OF THE PREARRANGED TRUST INVESTMENT PROCESS WHICH INCLUDED AN ASSET/LIABILITY STUDY. THIS HAS RESULTED IN A NEW INVESTMENT PROGRAM WHICH ENTAILS THE CONSOLIDATION OF MULTIPLE TRUSTEES, THE USE OF INSTITUTIONAL MANAGERS WITH DIFFERING INVESTMENT STYLES AND CONSOLIDATED PERFORMANCE MONITORING AND TRACKING. THIS NEW PROGRAM TARGETS A REAL RETURN IN EXCESS OF THE AMOUNT NECESSARY TO COVER FUTURE INCREASES IN THE COST OF PROVIDING A PRICE GUARANTEED
         FUNERAL SERVICE AS WELL AS ANY SELLING COSTS. ...[Emphasis added.]

1998 Q2 Form 10-Q at 19-20.

         91. The foregoing statements were materially false and misleading at the time they were made because SCI and the Individual Defendants knew, or were reckless or negligent in not knowing, and failed to disclose that:

                  (a) SCI's backlog of prearranged funeral contracts included a material number of contracts that were backed by mortuary trusts that were inadequately funded and/or had assets that were not actively invested to ensure growth adequate to cover "the cost of providing a price guaranteed funeral service";

                  (b) The Preneed Study showed that a material number of funeral homes acquired by SCI failed to actively manage their mortuary trust assets, and, as a result, a material number of SCI's funeral services had been, and would continue to be, performed at significant losses, resulting in an increasingly sharp erosion in SCI's profit margins for funeral services; and

                  (c) SCI's "new investment program" was not actively managing the vast majority of the preneed trust assets SCI had acquired by purchasing independent private funeral homes, and was not obtaining "a real return in excess of the amount necessary to cover" the costs to SCI of providing a material number of prearranged guaranteed price funeral services.

         92. On September 30, 1998, SCI issued a materially false and misleading press release that bore the headline, Service Corporation International Completes Strategic Acquisition of Pre-need Insurance Division of American Annuity Group. The release stated in relevant part:

         Service Corporation International (NYSE: SRV), the world's largest funeral and cemetery company, announced today that it has completed its previously announced acquisition of the pre-need funeral services division of American Annuity Group Inc. (NYSE: AAG) of Cincinnati, Ohio for $164 million cash.

                                      * * *

         AMERICAN MEMORIAL WILL BE PART OF A NEW FINANCIAL SERVICES SUBSIDIARY, SCI FINANCIAL SERVICES, INC., FORMED TO FACILITATE THE EXPANSION OF SCI'S PRE-NEED BUSINESSES AND FINANCIAL ACTIVITIES WORLDWIDE. The new company's operations include prearranged funeral marketing, funeral and cemetery trust administration, investment management, life insurance operations and the lending activities of Provident Services, Inc., an existing SCI subsidiary which provides capital financing for independent funeral home and cemetery operations. [Emphasis added.]

         93. The foregoing statements were materially false and misleading at the time they were made because SCI and the Individual Defendants knew, or were reckless in not knowing, and failed to disclose that:

                  (a) the acquisition of American Memorial was an attempt by SCI to conceal its deteriorating funeral service profit margins resulting from its backlog of inadequately funded and/or dormant and underperforming preneed mortuary trust assets; and

                  (b) SCI Financial Services, Inc. and SCI's acquisition of American Memorial was part of SCI's attempt to begin to actively manage the investments of future preneed mortuary assets, and did not and would not address the continually more acute and drastic deterioration in profit margins caused by the existing backlog of inadequately funded and/or dormant and underperforming assets SCI acquired pursuant to its purchases of privately owned funeral homes.

         94. On October 22, 1998, SCI issued a materially false and misleading press release that bore the headline, Service Corporation International Reports 14.4% Increase in Net Income and 14.3% Increase in EPS for Third Quarter 1998. Defendant Champagne was listed as a "contact" person for the press release. The release stated in relevant part:

         Strategic Highlights

         -- Completed the acquisition of American Memorial Life Insurance Company (AML) for $164 million.

         -- Announced the business combination with Equity Corporation International for $830 million, including assumed indebtedness.

         -- Formed a new financial services subsidiary, SCI Financial Services, Inc. to facilitate expansion of preneed businesses and financial activities worldwide.

         Commenting on the results, Robert Waltrip, Chairman and Chief Executive Officer, said:

         "I AM PLEASED TO REPORT ANOTHER QUARTER OF INCREASED PROFITABILITY FOR SCI DESPITE THE WIDELY PUBLICIZED REDUCED NUMBER OF DEATHS REPORTED BY OUR INDUSTRY. WHILE SCI WAS NOT INSULATED FROM THIS EXPERIENCE, THE STRATEGIC ACQUISITIONS AND INITIATIVES ANNOUNCED THIS SUMMER WILL ADD VALUE TO SCI TODAY AND LONG-TERM."

         SCI's President and Chief Operating Officer, L. William Heiligbrodt, added:

         "SINCE 1990, SCI'S NORTH AMERICAN MARKET SHARE HAS NEARLY DOUBLED TO APPROXIMATELY 11% TODAY, MAINLY THROUGH ACQUISITIONS, NEW CONSTRUCTION AND PREARRANGED FUNERALS. SCI'S MARKET SHARE IS EXPECTED TO INCREASE AS WE ACCELERATE THE SALES OF PREARRANGED FUNERALS. WE PLAN TO DOUBLE THE
         ANNUAL SALES OF PREARRANGED FUNERALS WITHIN FIVE YEARS...."

         Acquisition Activity

         Effective July 1, 1998, SCI acquired AML, the pre-need funeral services division of American Annuity Group Inc., for $164 million cash. AML offers a variety of pre-need and final expense life insurance and annuity products to finance prearranged funerals. TO FACILITATE THE EXPANSION OF SCI'S PRE-NEED BUSINESSES AND FINANCIAL ACTIVITIES WORLDWIDE, SCI FORMED A NEW FINANCIAL SERVICES SUBSIDIARY, SCI FINANCIAL SERVICES, INC.

         In August, SCI reached an agreement with Equity Corporation International (ECI) to enter into a business combination between the two companies. The combined company will have operations throughout metropolitan and rural North America and will consist of approximately 3,600 funeral homes, 500 cemeteries and 200 crematoria worldwide, with annualized revenues approaching $3 billion. [Emphasis added.]

         95. The foregoing statements made by SCI and the Individual Defendants were materially false and misleading at the time they were made because these defendants knew, or were reckless in not knowing, and failed to disclose that:

                  (a) the profitability of SCI's funeral services business was and continued to deteriorate materially as a result of the increasing number of unprofitable funeral services being performed pursuant to preneed funeral service contracts backed by inadequately funded and/or dormant and underperforming preneed mortuary trusts;

                  (b) SCI's nearly doubling of its market share since 1990 "mainly through acquisitions, new construction and prearranged funerals" resulted in the accumulation of an enormous backlog of preneed contracts backed by inadequately funded and/or dormant and underperforming mortuary trust assets, resulting in drastically decreasing profits margins;

                  (c) far from establishing SCI Financial Services, Inc. "to facilitate the expansion of SCI's pre-need business and financial activities worldwide," as defendants claimed, the creation of this subsidiary marked the first time in SCI's history that the Company had implemented any concrete steps to manage actively at least a portion of its preneed trust assets. Prior to the creation of this subsidiary, and notwithstanding defendants' earlier representations about a "new investment program," no individual or organization at SCI had been responsible for actively managing those assets;

                  (d) SCI's new investment management operations through the establishment of SCI Financial Services, Inc. would not be involved in managing of the vast majority of SCI's existing multi-billion dollar backlog of preneed mortuary trust assets acquired in SCI's funeral home acquisitions, which would continue to be invested in underperforming interest bearing vehicles, such as bank CDs; and

                  (e) the acquisition of ECI was part of SCI's attempt to establish, belatedly, a means to actively manage its preneed mortuary trust assets in order to ensure that its future sales of preneed funeral contracts would not result in the kind of unprofitable funeral services increasingly generated by a substantial portion of SCI's existing multi-billion dollar preneed backlog.

         96. On November 10, 1998, Death Care Business Advisor published an article entitled SCI Reports 14 Percent Gains in Income, Share Earnings. This article discussed SCI's third quarter 1998 financial results, quoted defendants Waltrip and Champagne, and stated in relevant part:

         A slowdown in the number of deaths in North America did not stop Service Corporation International from racking up double-digit gains in net income and earnings per share for the third quarter of 1998 (see detailed results on p4). THE COMPANY USED ITS STRATEGY OF ACQUISITIONS COMBINED WITH A CONSCIOUS EFFORT TO CUT COSTS TO, AS SCI CHAIRMAN ROBERT WALTRIP SAID, "ADD VALUE TO SCI TODAY AND LONG TERM."

         Commenting on future plans, SCI, which holds an 11 percent market share in the funeral industry, has aggressive plans to grow its business operations.

                                     * * *

SCI Takes on More Preneed

         RESPONDING TO CONCERNS THAT THE DEATH RATE WAS FALLING, SCI TOUTED THE MOVES IT HAS MADE IN THE PRENEED FUNERAL MARKET, INCLUDING THE RECENT ACQUISITION OF AMERICAN MEMORIAL LIFE, THE PRENEED INSURANCE DIVISION OF AMERICAN ANNUITY GROUP, INC. ON JULY 1. THE COMPANY PAID 164 MILLION. TO FACILITATE SCI'S GROWTH IN THIS AREA, THE COMPANY FORMED A NEW SUBSIDIARY, SCI FINANCIAL SERVICES INC. TO HANDLE PRENEED AND OTHER COMPANY FINANCIAL ACTIVITIES.

         IN THAT AREA, THE COMPANY SHOWED BOOMING GROWTH, WITH REVENUES GROWING FROM 21.5 MILLION IN THE THIRD QUARTER OF 1997 TO 65.8 MILLION FOR THE THIRD QUARTER OF 1998, INCORPORATING THE ACQUISITION OF AML INTO ITS FINANCIAL RESULTS.

         "IN 1997, DOMESTICALLY, JUST OVER 25 PERCENT OF THE ATNEED SERVICES WE PROVIDED WERE THE CULMINATION OF A PRE-ARRANGED CONTRACT. THAT MEANS ONE-QUARTER OF OUR FUNERALS CAME FROM THE BACKLOG, UP TWO PERCENTAGE POINTS FROM 1996," SAID SCI CHIEF FINANCIAL OFFICER GEORGE CHAMPAGNE. "FOR THE FIRST NINE MONTHS

         OF 1998, THAT PERCENTAGE IS JUST BELOW 27 PERCENT. PRENEED IS PROVIDING AN INCREASING AMOUNT OF OUR ATNEED SERVICES, AND THERE IS POTENTIAL TO EXPAND MARKET SHARE."

                                     * * *

Expenses Drop in Quarter

         DESPITE THE GROWTH THE COMPANY ACHIEVED THROUGH ACQUISITION, THE FLAT DEATH RATE DOMESTICALLY CAUSED IT TO BECOME AGGRESSIVE IN THE AREA OF EXPENSE REDUCTION. For the third quarter of 1998, general and administrative expenses were 15.4 million, a decrease from the 16.7 million SCI spent last year.

         Champagne said that SCI has made an effort to reduce those expenses, but they should see a reasonable upswing in the fourth quarter as most executive compensation and bonuses accrue during that time. Following that, he said they can be expected to increase reasonably, as expected, based on expansion and market conditions. [Emphasis added].

         97. The foregoing statements made by defendants Waltrip and Champagne were materially false and misleading at the time they were made because these defendants knew, or were reckless in not knowing, and failed to disclose that:

                  (a) far from enjoying a unique advantage over its competitors in addressing the slowdown in North American deaths by virtue of acquisition and cost cutting, SCI was continuing to experience drastic deterioration in its funeral services profit margins as a result of its backlog of inadequately funded and/or dormant and underperforming preneed mortuary trust assets;

                  (b) the acquisition of American Memorial and the formation of SCI Financial Services, Inc. did not address SCI's backlog of unprofitable preneed funeral service contracts; and

                  (c) the "booming growth" and increased revenues from SCI's new financial activities were part of SCI's scheme to mask its increasingly deteriorating profit margins in its preneed funeral services business, and the touted increase in the number of funerals "from the backlog" of preneed contracts was, in fact, fueling the profit margin deterioration, and was not, as represented, a positive development for SCI.

         98. On November 16, 1998, SCI filed its Form 10-Q for the quarter ended September 30, 1998 with the SEC (the "1998 Q3 Form 10-Q"). The 1998 Q3 Form 10-Q was also incorporated by reference into the Registration Statement/Prospectus for SCI's acquisition of ECI, filed on November 19, 1998. The 1998 Q3 Form 10-Q was signed by defendant Champagne and contained the following materially false and misleading statements in Note 4 to the Consolidated Financial Statements:

Prearranged Funeral Activities

         The Company sells price guaranteed prearranged funeral contracts through various programs providing for future funeral services at prices prevailing when the agreements are signed. Payments under these contracts are placed in trust accounts (pursuant to applicable law) or are used to pay premiums on life insurance policies. ... TRUST EARNINGS
         AND INCREASING INSURANCE BENEFITS ARE ACCRUED AND DEFERRED UNTIL, THE SERVICE IS PERFORMED, AT WHICH TIME THESE FUNDS ARE ALSO RECOGNIZED IN FUNERAL REVENUES AND ARE INTENDED TO COVER FUTURE INCREASES IN THE COST
         OF PROVIDING A PRICE GUARANTEED FUNERAL SERVICE.... The total value of unperformed prearranged funerals at September 30, 1998 was $3,395,916 ($3,163,357 at December 31, 1997). [Emphasis added.]

1998 Q3 Form 10-Q at 7-8

                                      * * *

         99. The foregoing statements were materially false and misleading when made because SCI and the Individual Defendants knew, or were reckless or negligent in not knowing, and failed to disclose that:

                  (a) SCI's backlog of prearranged funeral contracts included a material number of contracts that were not sold "at prices prevailing when the agreements were signed," but at discounts to those prices; and

                  (b) The funds from many of SCI's mortuary trusts did not "cover" or exceed the cost of their related "price guaranteed" funeral services, and as a result, SCI was and would continue to experience drastically deteriorating profit margins for its funeral service business.

         100. The 1998 Q3 Form 10-Q also stated in the MD&A section, that:

Prearranged Funeral Services

         The Company has a marketing program to sell prearranged funeral contracts and the funds collected are generally held in trust or are used to purchase life insurance or annuity contracts. The principal amount of each such prearranged funeral contract will be received in cash by a Company funeral service location at the time the funeral is performed. EARNINGS ON TRUST FUNDS AND INCREASING BENEFITS UNDER INSURANCE AND ANNUITY FUNDED CONTRACTS ALSO INCREASE THE AMOUNT OF CASH TO BE RECEIVED UPON PERFORMANCE OF THE FUNERAL AND ARE INTENDED TO COVER FUTURE INCREASES IN THE COST OF PROVIDING A PRICE GUARANTEED FUNERAL SERVICE AS WELL AS ANY SELLING COSTS. During 1997, the Company completed a review of the prearranged trust investment process which included an asset/liability study. THIS HAS RESULTED IN A NEW INVESTMENT PROGRAM WHICH ENTAILS THE CONSOLIDATION OF MULTIPLE TRUSTEES, THE USE OF INSTITUTIONAL MANAGERS WITH DIFFERING INVESTMENT STYLES AND CONSOLIDATED PERFORMANCE MONITORING AND TRACKING. THIS NEW PROGRAM TARGETS A REAL RETURN IN EXCESS OF THE AMOUNT NECESSARY TO COVER FUTURE INCREASES IN THE COST OF PROVIDING A PRICE GUARANTEED
         FUNERAL SERVICE AS WELL AS ANY SELLING COSTS....

                                     * * *

         Prearranged funeral service sales afford the Company the opportunity to both protect current market share and mix as well as expand market share in certain markets. The Company believes this will stimulate future revenue growth. Prearranged funeral services fulfilled as a percent of the total North American funerals performed annually approximates 25% and is expected to grow, thereby making the total number of funerals performed more predictable. [Emphasis added.]

1998 Q3 Form 10-Q at 19-20.

         101. The foregoing statements were materially false and misleading at the time they were made because SCI and the Individual Defendants knew, or were reckless or negligent in not knowing, and failed to disclose that:

                  (a) SCI's backlog of prearranged funeral contracts included a material number of contracts that were backed by mortuary trusts that were inadequately funded and/or had assets that were not actively invested to ensure growth adequate to cover "the cost of providing a price guaranteed funeral service";

                  (b) The Preneed Study showed that a material number of funeral homes acquired by SCI failed to actively manage their mortuary trust assets, and, as a result, a material number of SCI's funeral services had been, and would continue to be, performed at significant losses, resulting in an increasingly sharp erosion in SCI's profit margins for funeral services;

                  (c) SCI's "new investment program" was not actively managing the vast majority of the preneed trust assets SCI had acquired by purchasing independent private funeral homes, and was not obtaining "a real return in excess of the amount necessary to cover" the costs to SCI of providing a material number of prearranged guaranteed price funeral services; and

                  (d) the increasing percentage of "at need" funerals attributable to "prearranged funeral services fulfilled" was, far from being the positive development represented in the 1988 Q3 Form 10-Q, a reflection of the increasing number of unprofitable funeral services being performed pursuant to preneed contracts backed by underfunded and/or dormant and underperforming mortuary trust assets, which was fueling SCI's drastically deteriorating profit margins.

         102. On or about November 19, 1998, defendants Waltrip, Champagne and Heiligbrodt, caused SCI to file the materially false and misleading Registration Statement/Prospectus with the SEC in connection with SCI's acquisition of ECI. The Registration Statement/Prospectus was signed by each of the foregoing defendants, declared effective by the SEC on November 20, 1998, and incorporated SCI's 1998 Q2 Form 10-Q, and 1998 Q3 Form 1O-Q by reference.

         103. The Registration Statement/Prospectus contained numerous materially false and misleading statements and omitted to disclose numerous material facts that were required to be disclosed in order to render the statements made therein not materially misleading at the time it was declared effective, including, by incorporation, the materially misleading statements contained in SCI's 1998 Q2 Form 10-Q and in SCI's 1998 Q3 Form 10-Q, which are set forth in detail above.

         104. The Registration Statement/Prospectus at pages 40-41 also contained the following materially false and misleading statements:

         SCI's strategy is to:

         o continue to expand through the acquisition and construction, both domestically and internationally of funeral homes, cemeteries and crematoria in areas with demographics that SCI believes to be favorable;
         o increase the operating margins of its existing and acquired facilities by having those facilities share resources pursuant to SCI's cluster strategy;
         o increase revenue per location through the merchandising of a broad line of funeral and cemetery products and services, both on a preneed and at-need basis; and
         o increase future volume and revenues through the sale of prearranged funeral services.

         105. The foregoing statements were materially false and misleading at the time they were made because SCI and the Individual Defendants knew, or were reckless or negligent in not knowing, and failed to disclose that:

              (a) SCI had been, and would continue to, suffer from materially deteriorating profit margins as a result of its enormous backlog of preneed funeral service contracts that were backed by inadequately funded and/or dormant and underperforming mortuary trust assets; and

              (b) those deteriorating profit margins and the material adverse impact they had on SCI's overall profits and earnings would not be reversed by SCI's touted strategies of: continued expansion through "acquisition and construction"; having facilities "share resources pursuant to SCI's cluster strategy"; increased "merchandising"; or increased sales of "prearranged funeral services."

         106. The Merger Agreement, which was made an exhibit to the Registration Statement/Prospectus and incorporated therein by reference, contained the following statement at pages A15-16, in the form of a representation by SCI:

         there has not been any event, occurrence, development or state of circumstances or facts which has had, or could reasonably be anticipated to have, individually or in the aggregate, a Material Adverse Effect.

         107. The Merger Agreement provided that this statement "shall be true and correct in all material respects... as of the Closing Date" as a condition to the consummation of the merger.

         108. On January 19, 1999, the merger was consummated, and, as of that date, SCI, by virtue of, inter alia, its increasingly deteriorating funeral service profit margins, had suffered a Material Adverse Effect, as reflected by its poor earnings per share in the fourth quarter of 1998, which ended almost three weeks prior to the closing of the merger.

         109. SCI and the Individual Defendants' failure to disclose the existence of Material Adverse Effects which they knew, or were reckless or negligent in not knowing, at the time that the Registration Statement/Prospectus was filed with the SEC and declared effective and, as a result the Registration Statement/Prospectus was materially false and misleading. Further, on or about January 19, 1999, by announcing in a press release that the merger had been completed, SCI and the Individual Defendants impliedly told investors that the representation that there had been no material adverse changes was true as of the closing of the merger when, in fact, they knew or recklessly disregarded the true and undisclosed facts regarding the adverse earnings and causes thereof.

ADDITIONAL SCIENTER ALLEGATIONS

         DEFENDANTS' MOTIVES TO MISREPRESENT SCI'S FINANCIAL CONDITION

         110. Defendants were highly motivated to conceal the true reasons behind SCI's funeral margin contraction and the negative impact that SCI's unprofitable multi-million dollar preneed funeral backlog had already had, and was continuing to have, on SCI's profit margins and earnings. By doing so, defendants were able to cause the market price of SCI's to become and remain materially artificially inflated (artificially depressed in the case of put options) throughout the Class Period. Because the consideration paid by SCI to ECI stockholders was SCI common stock, SCI was able to effectively purchase ECI with "watered stock," thereby saving SCI millions.

         111. As alleged above, the ECI acquisition was critical to the Company's ability to turn around its unprofitable preneed business and therefore represented significant motivation to defraud Class members.

         112. Under Section 9.1 of the Merger Agreement, ECI had the right to terminate the Merger Agreement "if the representations and warranties of [SCI]
shall fail to be true and correct in all material respects...." Thus, prior to negotiating the deal with ECI, SCI was motivated to maintain SCI's stock price in an effort to acquire ECI in a stock-for-stock transaction for less than ECI's true value. After the Merger Agreement was executed, but before the deal closed,

SCI was motivated to conceal the adverse developments from ECI to prevent ECI from terminating the Merger Agreement. Disclosure of SCI's unprofitable preneed business would have constituted a Material Adverse Effect, as contemplated by the Merger Agreement. Had SCI admitted the existence of the Company's problems, ECI would have been able to terminate the Merger Agreement under Section 9.1.

         113. In addition, defendants were motivated to conceal the truth concerning SCI's funeral margin contraction in order to obtain and maintain favorable ratings on the debt securities that SCI had registered with the SEC but not yet issued.

         114. In particular, in a prospectus filed with the SEC on May 29, 1998, SCI registered to sell up to $1 billion of debt, common stock and warrants to the public from "time-to-time." Similarly, in a prospectus filed with the SEC on October 15, 1998, SCI registered to sell an additional $500 million in SCI preferred stock. The debt and equity securities were issued pursuant to shelf registration statements that were declared effective by the SEC on June 10, 1998 and October 29, 1998, respectively. As a result of filing the shelf registration statements, SCI was able to avail itself of much-needed funds to finance the Company's acquisitions and operations.

         115. The omissions concerning SCI's unprofitable preneed business ensured that the debt securities would be priced as attractively as possible to SCI upon issuance. Favorable pricing allowed SCI to save millions of dollars in interest payments that would otherwise have been paid to bondholders had SCI's debt instruments been assigned lower ratings by credit rating agencies such as Standard & Poor's. Also, the omissions would ensure that SCI stock and warrants would be sold to the investing public at the highest possible prices.

         116. The defendants' omissions about the unprofitable preneed business had the desired effect on the public, particularly Standard & Poor's ("S&P"). On October 27, 1998, shortly after defendants announced SCI's favorable third quarter results which omitted from disclosure facts about the unprofitable preneed business, S&P issued a press release praising SCI's "well-established and diverse geographic market positions, and strong industry characteristics [which] should enable the company to generate predictable cash flow." Most importantly, S&P affirmed its triple-B plus corporate credit, unsecured debt, and bank loan ratings as well as its triple B plus subordinated debt rating and it's A-2 commercial paper rating on SCI. S&P also assigned its preliminary triple B plus/triple B rating to the Company's debt registered pursuant to the shelf registration statement.

         117. Thus, SCI's ability to sustain growth through continued acquisition activity was intimately tied to its ability to maintain favorable credit ratings and also periodically issue equity for cash flow purposes. By publicly making materially false and misleading statements and omitting from disclosure material facts, defendants had been able to artificially increase and maintain the inflated price of SCI common stock, maintain favorable credit ratings, and increase SCI's shelf registration for a announcement of a combined debt and equity offering of $1.5 billion.

         THE INDIVIDUAL DEFENDANTS KNEW THE TRUE FINANCIAL CONDITION OF SCI

         118. SCI's earnings shortfall for the fourth quarter 1998 was an extraordinary event in the financial history of SCI. Prior to the fourth quarter of 1998, SCI's management repeatedly forecasted current quarterly financial performance with extraordinary accuracy.

          119. SCI's quarterly results are particularly easy for management to estimate prior to a quarter's end because of a number of factors generally applicable to companies in the death care field and because of certain factors particularly applicable to SCI. Initially, death care providers have an extremely high level of recurring, budgeted, fixed costs that generally do not fluctuate greatly with demand for a company's services. Unlike companies in other industries, death care providers cannot respond to increased demand by delaying the period in which a service will be provided; obviously, a death care provider cannot promise to fill an order "in a week or two" and still retain a customer. The SCI 1998 Form 10-K explains, "[t]he funeral business has a high fixed cost structure (approximately 80%-90% of funeral costs) that does not easily lend itself to reduction during periods of slower revenue growth."

          120. Additionally, demand for death services is steadier than almost any other industry. Demand for death care services may fluctuate somewhat as a result of disease patterns or seasonal changes, but demand is not affected by changes in consumer taste or technological developments.

          121. SCI is also able to accurately measure its current quarterly performance because SCI's Falcon system reports North American cemetery and funeral home sales on a daily basis. This enables SCI to determine accurately the level of funeral and cemetery sales at any point during a quarter.

         122. Further, it reasonably could have been anticipated that the declining profitability caused by SCI's undisclosed backlog of inadequately funded and/or dormant and underperforming preneed trust assets would continue into the fourth quarter. Indeed, as a result of the increasingly deteriorating profitability caused by inadequately funded preneed contracts, costs had been steadily increasing as a percentage of revenue throughout the entire 1998 year. In the first quarter 1998,

SCI's costs were approximately 68% of revenue; in the second quarter 1998 costs were approximately 72% of revenue; in the third quarter 1998 costs were approximately 76% of revenue; and in the fourth quarter 1998 costs were approximately 82% of revenue.

THE TRUTH IS REVEALED

         123. On January 26, 1999, just five business days after SCI and ECI jointly announced the completion of the Merger, SCI shocked the investment community by issuing a press release which stated:

              [SCI], the world's largest funeral and cemetery company, announced today that it expects diluted earnings per share for the fourth quarter of 1998 to be lower than current analyst expectations.

SCI's fourth quarter 1998 gross profits were $141,246,000. This represented a 19% decline from SCI's third quarter 1998 gross profits and a 24% decline from SCI's fourth quarter 1997 gross profits. SCI's earnings per share for fourth quarter 1998 were $.23. This was 28% below EPS for third quarter 1998; 36% below SCI's EPS for the fourth quarter 1997; and 45% below the average forecast or "consensus estimate" for fourth quarter EPS by analysts who followed SCI. These "consensus estimates" were based on misleading information given directly by SCI to professional market analysts. Defendants deceptively failed to disclose to analysts, the market, or to ECI or its shareholders in connection with the negotiation and closing of its acquisition of ECI, the grave and worsening losses in its preneed funeral business.

         124. The market's reaction to the January 26, 1999 disclosure was swift and severe. The price of SCI common stock plunged from $34 7/16 on January 25 to $19 1/8 on trading of over 36 million shares, a one-day decline of $15.3125 or 44%. This price decline also effectively cut the consideration paid for each share of ECI common stock in the merger virtually in half.

Pursuant to the Merger Agreement, ECI shareholders received SCI common stock that was worth $25.53 when the deal closed, in exchange for each share of ECI common stock they owned. Following SCI's January 26, 1999 disclosure, that same SCI common stock was worth only $12.79, effectively reducing the total consideration paid for ECI from $556 million to $278 million. As of September 1, 1999, SCI's common stock was trading at or about $14.00 per share.

          125. On February 9, 1999, the Company issued a press release purporting to explain the earnings shortfall. The primary reasons cited for the shortfall were decreased revenues and increased costs. However, the true reason for the earnings surprise was revealed later by defendant Heiligbrodt.

         126. Indeed, the Company and defendant Heiligbrodt have admitted that the earnings shortfalls reported for fiscal year 1998 resulted from losses on SCI's preneed business which was information known to defendants throughout the Class Period. A story published by the Death Care Business Advisor on February 23, 1999 stated in part:

         Because the company said that it is now selling preneed at prices which, combined with its investment strategy should lead to increased at-need earnings, SCI is understandably bullish on preneed. Especially when it estimates that only 30 percent of the people who buy preneed through an SCI facility would be an SCI atneed customer.

         For the time being, though, preneed is hurting company profit margins. Because SCI does not count preneed funds in its earnings until services are delivered, many of the 27 percent of SCI calls in 1998 that were the result of a preneed sale were from policies sold 12-15 years ago.

         According to SCI, many of those policies were sold by third parties, such as companies later purchased by SCI. ACCORDING TO [DEFENDANT) HEILIGBRODT, THE AT NEED VALUE OF MANY OF THE PRENEED PLANS SOLD IN THE 1980S IS ABOUT 20 PERCENT LESS THAN THE COMPANY PRESENTLY CHARGES FOR ITS SERVICES. [Emphasis added.]

         127. Following up on its February 23, 1999 article, Death Care Business Advisor published another story on August 12, 1999 entitled "SCI Looking For Comeback In 2000; Company Results Miss Targets As Expected: Management Expects Flat Earnings in 1999" stating, in part:

         SCI has said in the past that it loses money on some of its preneed services because the contract was sold at too low a price by a funeral home or death care company later bought by SCI.

         When pursuing preneed, it is worth considering that a large percentage of the contracts still become at-need within 5 years of purchase, not leaving a lot of time to make up the seller's commission and inflationary price increases, to ensure the preneed seller of the same profit ordinarily achieved from an atneed funeral.

         While these numbers are not likely to slow the boom in the sale of preneed funeral contract, they are worth looking over. Preneed sales are supposed to ensure a successful future, not serve as a drain on company profit.

                                    PLAINTIFFS' INVESTIGATION

         128. Plaintiffs' allegations set forth herein are based on a thorough investigation conducted by and through their attorneys. Such investigation included a review and analysis of:

                  a. SCI's filings with the SEC both prior to and throughout the Class Period;

                  b. the Company's Annual Reports to shareholders both prior to and during the Class Period;

                  c. The Company's press releases and other publicly disseminated statements made by defendants prior to, during, and following the Class Period;

                  d. reports, articles, and other written materials concerning the Company and the subject matter of this complaint;

                  e.   analyst reports and investor advisory service reports;
                       and

                  f. consultations with forensic accountants, former company employees and other individuals knowledgeable about the Company's business, operations and services.

                      INAPPLICABILITY OF STATUTORY SAFE HARBOR

         129. The statutory safe harbor provided for forward-looking statements pursuant to 15 U.S.C. Section 78u-5 does not apply to any of the false statements pleaded in this Complaint. The statements alleged to be false and misleading herein all relate to then-existing facts and conditions known to defendants. In addition, to the extent that defendants may claim that certain statements alleged to be false and misleading may be characterized as forward looking, (i) such statements were not identified as "forward-looking statements" when made; (ii) there was no statement made with respect to any of those representations forming the basis of this complaint that actual results "could differ materially from those projected"; and (iii) there were no meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the purportedly forward-looking statements. Alternatively, to the extent that the statutory safe harbor does apply to any forward-looking statements pleaded herein, defendants are liable for those false forward-looking statements because at the time each of those forward-looking statements was made, the particular speaker had actual knowledge that the particular forward-looking statement was false, and/or the forward-looking statement was authorized and/or approved by an executive officer of SCI who knew that those statements were false when made.

                         FRAUD ON THE MARKET PRESUMPTION

         130. At all relevant times, the market for SCI securities was an efficient market for the following reasons, among others:

                  a. SCI common stock met the requirements for listing, and was listed and actively traded, on the New York Stock Exchange (the "NYSE"), a highly efficient market;

                  b. As a regulated issuer, SCI filed periodic public reports with the SEC and the NYSE;

                  C. SCI was followed by securities analysts employed by major brokerage firms who wrote reports which were distributed to the sales force and customers of their respective brokerage firms. Each of these reports was publicly available and entered the public marketplace. The securities firms that followed the Company during the Class Period, included, inter alia, Morgan Stanley Dean Witter, ABN AMRO; Merrill Lynch; J.P. Morgan; Nations Banc Montgomery Securities; Wasserstein Perella; and Bear, Stearns; and

                  d. SCI regularly communicated with public investors by means of established market communication mechanisms, including through regular dissemination of press releases on the national circuits of major newswire services and through other wide-ranging public disclosures, such as communications with the financial press and other similar reporting services. Each of these releases was publicly available and entered the public marketplace.

As a result, the market for SCI common stock promptly digested current information with respect to SCI from all publicly-available sources and all such information was reflected in market prices of SCI common stock. Under these circumstances, all those who purchased or otherwise acquired SCI securities during the Class Period suffered similar injury through their acquisition of such securities at artificially inflated prices and a presumption of reliance applies.

                                     COUNT I

    AGAINST ALL DEFENDANTS FOR VIOLATION OF SECTION 11 OF THE SECURITIES ACT

         131. Plaintiffs incorporate each of the foregoing paragraphs as if fully set forth herein, except to the extent such allegations charge the defendants with intentional or reckless conduct. For the purposes of this Count, plaintiffs expressly do not allege that any defendant acted with scienter or fraudulent intent, which is not an element of a Section 11 claim.

         132. This Count is asserted against all defendants for violations of
Section 11 of the Securities Act, 15 U.S.C. Section 77(k).

         133. This count is brought on behalf of those Class members who exchanged shares of ECI common stock for shares of SCI common stock in connection with the Merger or held employee options to purchase ECI common stock under a stock plan of ECI that became options to purchase SCI common stock as a result of the Merger.

         134. SCI is the issuer of the stock via the Registration
Statement/Prospectus filed with the SEC in connection with the Merger. The Individual Defendants are signatories of the Registration Statement/Prospectus.

         135. The Registration Statement/Prospectus contained untrue statements of material fact and/or omitted to disclose material facts required to be stated therein or necessary to make the statements made therein not misleading as alleged herein.

         136. Defendants participated in the preparation of, issued, caused to be issued and participated in the issuance of the materially false and misleading Registration Statement/Prospectus, which was inaccurate and misrepresented or failed to disclose, inter alia, material facts concerning SCI's business and prospects, as set forth above.

         137. The Individual Defendants as directors and/or officers of SCI and as signatories of the Registration Statement/Prospectus that was filed with the SEC were responsible for the preparation of the Registration Statement/Prospectus and failed to make a reasonable investigation or possess reasonable grounds for believing that the representations contained in the Registration Statement/Prospectus, were true and that they disclosed all material facts.

         138. The Individual Defendants are primarily liable under Section 11 of the Securities Act and are also secondarily liable as controlling persons of SCI under Section 15 of the Securities Act.

         139. As a direct and proximate result of the false and misleading statements in the Registration Statement/Prospectus, plaintiffs and the Class acquired SCI securities issued pursuant to the defective Registration Statement/Prospectus.

         140. Accordingly, plaintiffs and the Class have sustained damages as a result of the violations of Section 11 of the Securities Act by defendants and are entitled to recover damages therefore pursuant to Section 11(e) of the Act.

         141. At the time they approved the Merger and acquired SCI common stock, plaintiffs and the class were without knowledge of the untruths and omissions alleged herein.

         142. The action was brought within one year after the discovery of the untrue statements and omissions and within three years after SCI stock was offered to the public in the Merger.

                                    COUNT II

      AGAINST SCI FOR VIOLATION OF SECTION 12(a)(2) OF THE SECURITIES ACT

         143. Plaintiffs incorporate each of the foregoing allegations as if fully set forth herein, except to the extent that such allegations charge the defendants with intentional or reckless misconduct. For the purposes of this Count, plaintiffs expressly do not allege that any defendant acted with scienter or fraudulent intent, which is not an element of a Section 12(a)(2) claim.

         144. This count is asserted against SCI for violation of Section 12(a)(2) of the Securities Act, 15 U.S.C. Section 771.

         145. This count is brought on behalf of those Class members who exchanged shares of ECI common stock for shares of SCI common stock in connection with the Merger or held employee options to purchase ECI common stock under a stock plan of ECI that became options to purchase SCI common stock as a result of the Merger.

         146. SCI was a seller, offeror, and/or solicitor of sales of the SCI common stock for its financial benefit pursuant to the Registration Statement/Prospectus in connection with the Merger.

         147. The Registration Statement/Prospectus contained materially false and misleading statements and omitted to state material facts necessary in order to make the statements, in light of the circumstances under which they were made, not misleading.

         148. None of the defendants named in this Count made a reasonable investigation or possessed reasonable grounds for the belief that the statements contained in the Registration Statement/Prospectus were true, without omissions of any material facts and were not misleading.

         149. Plaintiffs, individually and representatively, hereby elect to rescind and tender to SCI those securities that plaintiffs and other members of the Class continue to own, in return for the consideration paid for those securities together with interest thereon.

         150. Plaintiffs and members of the Class who have sold their SCI common stock are entitled to recissory damages.

         151. The action was brought within one year after the discovery of the untrue statements and omissions and within three years after SCI common stock was offered to the public.

                                    COUNT III

                      AGAINST THE INDIVIDUAL DEFENDANTS FOR
                  VIOLATION OF SECTION 15 OF THE SECURITIES ACT

         152. Plaintiffs repeat and reallege each and every allegation contained above as if fully set forth herein, except to the extent that such allegations charge the Individual Defendants with intentional or reckless conduct. For purposes of this Count, plaintiffs do not allege than any Individual Defendant acted with scienter or fraudulent intent, which is not an element of controlling persons' liability under Section 15.

         153. Count III is brought pursuant to Section 15 of the Securities Act, 15 U.S.C. Section 77o, against the Individual Defendants. SCI is liable to plaintiffs and the Class as an issuer under Section 11 and as a seller under
Section 12(a)(2) of the Securities Act, as previously set forth in Counts I and II above.

         154. This count is brought on behalf of those Class members who exchanged shares of ECI common stock for shares of SCI common stock in connection with the Merger or held employee options to purchase ECI common stock under a stock plan of ECI that became options to purchase SCI common stock as a result of the Merger.

         155. The Individual Defendants were controlling persons of SCI by virtue of their positions as senior officers and directors of the Company. As a result, the Individual Defendants are jointly and severably liable with and to the same extent as SCI under Section 15 of the Securities Act for SCI's primary violations of Sections 11 and 12(2)(a) of the Securities Act.

                                    COUNT IV

                           AGAINST ALL DEFENDANTS FOR
         VIOLATIONS OF SECTION 10(b) OF THE EXCHANGE ACT AND RULE 10b-5

         156. Plaintiffs incorporate the foregoing allegations as if fully set forth herein. This claim is asserted against SCI and the Individual Defendants.

         157. These defendants, and each of them, carried out a plan, scheme and course of conduct which was intended to and did: (i) deceive the investing public, including plaintiffs and other Class members, as alleged herein; and
(ii) artificially inflate (artificially deflate in the case of put options) and maintain the market price of SCI securities. In furtherance of this unlawful scheme, plan and course of conduct, these defendants, and each of them, took the actions set forth herein.

         158. Defendants employed devices, schemes, and artifices to defraud; made untrue statements of material fact and/or omitted to state material facts necessary to make the statements made not misleading; and engaged in acts, practices and a course of business which operated as a fraud and deceit upon Class members in an effort to maintain artificially high market prices for SCI's common stock in violation of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. These defendants are sued either as primary participants in the wrongful and illegal conduct charged herein or as controlling persons.

         159. In addition to the duties of full disclosure imposed on defendants as a result of their making of affirmative statements and reports, or participation in the making of affirmative statements and reports to the investing public, the defendants had a duty to promptly disseminate truthful information that would be material to investors so that the market prices of the Company's publicly traded common stock would be based on truthful, complete and accurate information.

         160. Defendants, individually and in concert, directly and indirectly, by the use of means and instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct to conceal adverse material information about the Company's financial results, business, operations, and future outlook as specified herein. These defendants employed devices, schemes and artifices to defraud, while in possession of material adverse non-public information and engaged in acts, practices, and a course of conduct as alleged herein in an effort to mislead purchasers of SCI's securities concerning the Company's business prospects and financial condition, which included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made about the Company's financial and business operations in the light of the circumstances under which they were made, not misleading, as set forth more particularly herein, and engaged in transactions, practices and a course of business which operated as a fraud and deceit upon Class members.

         161. Defendants had actual knowledge of the misrepresentation and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though such facts were available to them. Defendants' material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing SCI's operations and business affairs from the investing public and supporting the artificially inflated price of its securities.

         162. As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the market price of SCI securities was artificially inflated (artificially deflated in the case of put options) throughout the Class Period. In ignorance of the fact that the market price of SCI's securities were artificially inflated, and relying directly or indirectly on the false and misleading statements made by defendants, or upon the integrity of the market in which the securities trade, and the truth of any representations made to appropriate agencies as the investing public, at the times at which any statements were made, and/or on the absence of material adverse information that was known to or recklessly disregarded by defendants but not disclosed in public statements by defendants, plaintiffs and the other members of the Class purchased SCI's securities at artificially high prices and were damaged thereby.

         163. At the time of said misrepresentations and omissions, plaintiffs and the other members of the Class were ignorant of their falsity, and believed them to be true. Had plaintiffs and the other member of the Class and the marketplace known of the true nature of the operations of the Company and the noncompliance with federal law, which were not disclosed by defendants, plaintiffs and the other members of the Class would not have acquired their SCI securities, or, if they had acquired such securities, they would not have done so at the artificially inflated (artificially deflated in the case of put options) prices which they paid.

         164. By virtue of the foregoing, defendants have violated Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated there under.

         165. As a direct and proximate result of these defendants' wrongful conduct, plaintiffs and the other members of the Class suffered damages in connection with their purchases of SCI securities.

                                     COUNT V

                      AGAINST THE INDIVIDUAL DEFENDANTS FOR
                 VIOLATION OF SECTION 20(a) OF THE EXCHANGE ACT

         166. Plaintiffs incorporate the foregoing allegations as if fully set forth herein. This claim is asserted against the Individual Defendants.

         167. The Individual Defendants acted as controlling persons of SCI within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their stock ownership, executive positions and Board membership, as alleged above, the Individual Defendants had the power to influence and control and did influence and control, directly or indirectly, the operations of the Company, and possessed the power and/or ability to control each of the wrongful acts and practices complained of herein, including the content and dissemination of the various statements which plaintiffs contend are false and misleading. The Individual Defendants were provided with or had unlimited access to copies of the Company's internal reports, press releases, public filings and other statements alleged by plaintiffs to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

         168. In particular, the Individual Defendants had direct involvement in the day-to-day operations of the Company and therefore, are presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same.

         169. As set forth above, SCI violated Section 10(b) and Rule l0b-5 by its acts and omissions as alleged in this Complaint. By virtue of their positions as controlling persons of SCI, the Individual Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of defendants' wrongful conduct, plaintiffs and the other members of the Class suffered damages in connection with their purchases of SCI securities.

                                    COUNT VI

                           AGAINST SCI FOR VIOLATIONS
                      OF SECTION 20A OF THE EXCHANGE ACT

         170. Plaintiffs incorporate the foregoing allegations as if fully set forth herein. This claim is asserted against SCI. This count is brought on behalf of those Class members who exchanged shares of ECI common stock for shares of SCI common stock in connection with the Merger or held employee options to purchase ECI common stock under a stock plan of ECI that became options to purchase SCI common stock as a result of the Merger.

         171. The exchange of SCI stock for ECI stock pursuant to the Merger Agreement constituted a sale of securities within the meaning of Section 20A of the Exchange Act. 15 U.S.C. Section 78t-1. At the time of the exchange of SCI stock for ECI stock, SCI was in possession of material, non-public information concerning the financial condition of SCI. As a result of SCI's failure to disclose the material, non-public information in its possession, SCI was able to negotiate a higher ratio of exchange of SCI stock for ECI stock.

         172. By virtue of the foregoing, SCI has violated Section 20A of the Exchange Act.

         173. As a direct and proximate result of SCI's wrongful conduct, members of the Class suffered damages in connection with their exchange of ECI stock and ECI options for SCI stock and SCI options.

                               PRAYER FOR RELIEF

         WHEREFORE, plaintiffs, on their own behalf and on behalf of the other members of the Class. respectfully request that this Court enter judgment in their favor and against defendants as follows:

         (a) Awarding plaintiffs and the other members of the Class rescission of their shares and/or the appropriate measure of damages;

         (b) Awarding plaintiffs and the other members of the Class prejudgment and post-judgment interest, as well as their reasonable attorneys' fees, expert witness fees and other costs and expenses; and

         (c) Awarding such other relief as this Court may deem just and proper.

                                   JURY DEMAND

         Plaintiffs demand a trial by jury.

DATED: September 3, 1999

                                        Respectfully submitted,

                                        By:
                                           --------------------------------
                                                 ROGER B. GREENBERG
                                        Attorney-in-Charge
                                        State Bar No. 08390000
                                        12 Greenway Plaza, 10th Fl.
                                        Houston, TX 77046
                                        (713) 627-2720
                                        (713) 627-7057 Fax

                                        Lead Counsel for Plaintiffs

OF COUNSEL:

GREENBERG, PEDEN, SIEGMYER & OSHMAN, P.C.
David E. Sharp
Tenth Floor, 12 Greenway Plaza
Houston, TX 77046
(713) 627-2720
(713) 627-7057 Fax

WOLF POPPER LLP
Robert M. Kornreich
Paul O. Paradis
Peter Safirstein
Catherine E. Anderson
845 Third Avenue
New York, NY 10022

BERMAN, DEVALERIO & PEASE LLP
Glen DeValerio
Michael T. Matraia
One Liberty Square
Boston, MA 02109

BERNSTEIN LITOWITZ BERGER
  & GROSSMANN, LLP
Douglas M. McKeige
1285 Avenue of the Americas
33rd Floor
New York, NY 10019

LAW OFFICES OF STEVEN E. CAULEY, PA
Steven E. Cauley
Suite 218, Cypress Plaza
Little Rock, AK 72212

COHEN, MILSTEIN, HAUSFELD & TOLL, PLLC
Steven J. Toll
999 Third Avenue, Suite 3600
Seattle, WA 98104

MILBERG WEISS BERSHAD
 HYNES & LERACH LLP
Abraham Rappaport
Maya Saxena
5355 Town Center Road
Suite 900
Boca Raton, FL 33486

ABBEY, GARDY & SQUITIERI LLP
Mark S. Gardy
212 East 39th Street
New York, NY 10016

BARRACK, RODOS & BACINE
2001 Market Street
33rd Floor
Philadephia, PA 19103

BERGER & MONTAGUE, PC
Todd S. Collins
Michael L. Block
1622 Locust Street
Philadelphia, PA 19103

BOIES & SCHILLER, LLP
Richard Drubel
26 South Main Street
Hanover, New Hampshire 03755

BRUCE G. MURPHY
265 Llywyd's Lane
Veto Beach, Florida 32963

CHANDLER LAW OFFICES
George Chandler
P.O. Box 3400
Lufkin, TX 75901

CLAXTON & HILL, PLLC
Roger F. Claxton
Robert J. Hill
3131 McKinney Avenue - LB 103
700 McKinney Place
Dallas, Texas 75204-2471

CONSTANT & VELA
Anthony Constant
802 North Caranachua
Suite 1570
Corpus Christi, TX 78401

CRUSE, SCOTT, HENDERSON & ALLEN, LLP
Sam W. Cruse
600 Travis Street, Suite 3900
Houston, TX 77002-2910

FARUQI & FARUQI
Nadeem Farqui
415 Madison Avenue
New York, NY 10017

FINKELSTEIN & KRINSK
Howard D. Finkelstein
Jeffrey R. Krinsk
501 West Broadway, Suite 1250
San Diego, CA 92101-3579

FRANK & ROSEN
Alan L. Frank
David T. Shulick,
1835 Market Street, Suite 320
Philadelphia, PA 19103

HOEFFNER, BILEK & EIDMAN
Thomas E. Bilek
720 Lyric Office Center
440 Louisiana, Suite 720
Houston, TX 77002

JAROSLAWICZ & JAROS
David Jaroslawicz
150 William Street
New York, NY 10038

KAPLAN, KILSHEIMER & FOX LLP
Robert N. Kaplan
Peter A. Lennon
Janine R. Azriliant
685 Third Avenue, 26th Floor
New York, NY 10017

KENNETH A. ELAN
217 Broadway, Suite 404
New York, NY 10007

KIRBY MCINERNEY SQUIRE
Jeffrey H. Squire
Ira M. Press
830 Third Avenue, 10th Floor
New York, NY 10022

LAW OFFICES OF CLAYTON E. DARK, JR.
Clayton E. Dark, Jr.
P.O. Box 2207
Lufkin, TX 75902-2207

LAW OFFICES OF DENNIS J. JOHNSON
Dennis J. Johnson
1690 Williston Road
South Burlington, VT 05403

LOCKRIDGE, GRINDAL, NAUEN & HOSTEIN, PLLP
Richard A. Lockridge
Karen M. Hanson
100 Washington Avenue South, Suite 2200
Minneapolis, MN 55401

LOWEY DANNENBERG BEMPORAD
  & SELINGER PC
Richard Bemporad
David C. Harrison
The Gateway - 11th Floor
One North Lexington Avenue
White Plains, NY 10601-1714

LYNN STODGHIIL MELCHIMER
 AND TILLOTSON, LLP
Thomas M. McIsheimer
M. Brett Johnson
750 N. Pearl Street, Suite 1400
Dallas, TX 75201

RABIN & PECKEL LLP
Marvin L. Frank
Joseph V. McBride
275 Madison Avenue, 34th Floor
New York, NY 10016

SCHIFFRIN & BARROWAY, LLP
Andrew L. Barroway
David Kessler
Three Bala Plaza East, Suite 400
Bala Cynwyd, Penn. 19004

SCOTT & SCOTT
Neil Rothstein
108 Norwich Avenue
P.O. Box 192
Cochester, CT 06415

SCOTT, DOUGLASS & MCCONNICO, LLP
Stephen E. McConnico
600 Congress Avenue, 15th Floor
Austin, TX 78701-2334

SPECTOR & ROSEMAN, PC
Eugen A. Spector
Jeffrey L. Kodroff
1818 Market Street, Suite 2500
Philadelphia, PA 19103

STULL STULL & BRODY
Jules Brody
Aaron Brody
6 East 45th Street
New York, NY 10017

SUSMAN GODFREY LLP
Kenneth S. Marks
5100 First Interstate Bank Plaza
1000 Louisiana
Houston, TX 77002-5096

THE OLSEN LAW FIRM
Kurt Olsen
2121 K. Street, N.W. Suite 800
Washington, D.C. 20037

WEISS & YOURMAN
Joseph H. Weiss
551 Fifth Avenue, Suite 1600
New York, NY 10176

WHITTINGTON, VONSTERNBERG, EMERSON
  & WILSHER, LLP
John G. Emerson, Jr.
2600 South Gessner, Suite 600
Houston, TX 77063

WOLF, HALDENSTEIN, ADLER, FREEMAN
  & HERZ, LLP
Fred T. Isquith
Robert Abrams
270 Madison Avenue
New York, NY 10016

ATTORNEYS FOR PLAINTIFFS


                             Certificate of Service

                           This document was served on defendants' counsel of record on September 3, 1999 pursuant to the Federal Rules of Civil Procedure.

                               /s/ David E. Sharp
                               ------------------
                                   David E. Sharp